UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
ORRSTOWN FINANCIAL SERVICES, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 24, 2018
Dear Shareholder:
On behalf of the Board of Directors and management of Orrstown Financial Services, Inc. (the “Company”), I cordially invite you to attend our 2018 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at the H. Ric Luhrs Performing Arts Center, 1871 Old Main Drive, Shippensburg, Pennsylvania on Tuesday, May 1, 2018, at 9:00 a.m., local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business we expect to act upon at the Annual Meeting. We will also report on our results of operations. Our directors and officers, as well as representatives of Crowe Horwath LLP, our independent registered public accounting firm, will be present to respond to shareholder questions.
You will be asked to: (i) elect the Board’s four nominees for director; (ii) approve the amendment to the 2011 Orrstown Financial Services, Inc. Stock Incentive Plan; (iii) provide a non-binding advisory vote approving the compensation paid to our named executive officers as disclosed in the attached proxy statement (“Say-on-Pay”); and (iv) ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. The Board of Directors recommends a vote “FOR” the election as directors to Class C of the four nominees listed in the enclosed Proxy Statement; “FOR” the amendment to the 2011 Orrstown Financial Services, Inc. Stock Incentive Plan; “FOR”, approval of the advisory vote on compensation paid to our named executive officers; and “FOR” ratification of the Audit Committee’s selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
Your vote is important, regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting even if you cannot attend. There are a number of ways shareholders can vote. You can vote by returning the enclosed Proxy Card, on line, by phone or you may vote in person at the meeting if you so choose. If you do decide to attend the Annual Meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so.

Sincerely,

Thomas R. Quinn, Jr. President and Chief Executive Officer

ORRSTOWN FINANCIAL SERVICES, INC.
77 East King Street
Shippensburg, Pennsylvania 17257

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 1, 2018

The Annual Meeting of Shareholders of Orrstown Financial Services, Inc. (the “Company”) will be held on Tuesday, May 1, 2018, at 9:00 a.m., at the H. Ric Luhrs Performing Arts Center, 1871 Old Main Drive, Shippensburg, Pennsylvania, to consider and take action on the following matters:

1.	Elect four (4) directors to Class C for three (3) year terms expiring in 2021;

2.	Approve the amendment to the 2011 Orrstown Financial Services, Inc. Stock Incentive Plan;

3.	Approve a non-binding advisory vote regarding the compensation paid to our named executive officers (“Say-On-Pay”);

4.	Ratify the Audit Committee’s selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

5.	Transact such other business as may properly come before the annual meeting.
Your Board of Directors recommends a vote “FOR” the election as directors to Class C of the four nominees listed in the enclosed proxy statement; “FOR” the Amendment to the 2011 Orrstown Financial Services, Inc. Stock Incentive Plan; “FOR” approval of the advisory vote on compensation paid to our Named Executive Officers; and “FOR” ratification of the Audit Committee’s selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
This Notice of Annual Meeting of Shareholders, the proxy statement and the enclosed proxy card are being mailed on or about March 24, 2018 to shareholders of record at the close of business on March 15, 2018. A copy of the Annual Report on Form 10-K for the year ended December 31, 2017 is also enclosed.

Sincerely,

Dr. Anthony F. Ceddia
Secretary
March 24, 2018

Important Notice Regarding Internet Availability of Proxy Materials
for the Annual Meeting of Shareholders to be
Held on May 1, 2018 at 9:00 a.m.
The Proxy Statement and Annual Report to
Shareholders are available on the Internet at

http://www.cstproxy.com/orrstown/2018

TABLE OF CONTENTS

Annual Meeting Information	1
Who is entitled to vote?	1
On what am I voting?	1
How does the Board of Directors recommend I vote?	1
How do I vote?	1
What is a quorum?	2
How are abstentions and broker non-votes counted?	2
What vote is required to elect directors?	2
What vote is required to approve the other proposals?	2
Who will count the vote?	2
What is the deadline for shareholder proposals for next year’s Annual Meeting?	2
How are proxies being solicited?	2

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 1, 2018	3

Share Ownership of Certain Beneficial Owners	3

Share Ownership of Management	4

Section 16(a) Beneficial Ownership Reporting Compliance	4

Proposal 1 – Election of Directors	5
Nomination of Directors	5
Biographical Summaries of Nominees and Directors	6
Director Independence	7
Shareholder Communications with the Board of Directors	8
Board Structure, Committees and Meeting Attendance	8
Audit Committee Report	9
Compensation Committee Interlocks And Insider Participation	9
Transactions With Related Persons, Promoters And Certain Control Persons	10
Compensation Of Directors	10
2017 Director Compensation Table	10
Information About Executive Officers	11
Involvement in Certain Legal Proceedings	12
Compensation Discussion and Analysis	12
Compensation Committee Report	18
Compensation Risk Assessment	18
Executive Compensation Tables	18
2017 Pay Ratio Disclosure	22
Methodology for Determining Median Employee Compensation	22
Potential Payments Upon Termination Or Change in Control	22

Proposal 2 - Amendment and Restatement of the 2011 Orrstown Financial Services, Inc. Stock Incentive Plan	25
Summary of the Changes to the Plan	25
Summary of the Plan	25

Proposal 3 – Advisory Vote on Compensation Paid to Named Executive Officers ("Say-On-Pay")	29
A Non-Binding Advisory Vote to Approve the Compensation Paid to Our Named Executive Officers.	29

Proposal 4 – Ratification of The Audit Committee's Selection of Crowe Horwath LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2018	30
Relationship with Independent Registered Public Accounting Firm	30

Annual Report on Form 10-K	31

Annex A - Amended and Restated Stock Incentive Plan	32

ORRSTOWN FINANCIAL SERVICES, INC.
77 East King Street
Shippensburg, Pennsylvania 17257

PROXY STATEMENT

Annual Meeting Information
This proxy statement contains information about the Annual Meeting of Shareholders (the “Annual Meeting”) of Orrstown Financial Services, Inc. (the “Company”) to be held Tuesday, May 1, 2018, beginning at 9:00 a.m., at the H. Ric Luhrs Performing Arts Center, 1871 Old Main Drive, Shippensburg, Pennsylvania, and at any adjournments or postponements of the Annual Meeting. This proxy statement was prepared at the direction of the Company’s Board of Directors to solicit your proxy for use at the Annual Meeting. This proxy statement and the enclosed form of proxy will be mailed to shareholders on or about March 24, 2018.
Who is entitled to vote?
Shareholders owning shares of the Company’s common stock, no par value per share (the “Company Common Stock”), as of the close of business on March 15, 2018 are entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Each shareholder has one vote per share on all matters to be voted on. As of March 15, 2018 there were 8,412,014 shares of Company Common Stock outstanding.
On what am I voting?
You will be asked to:

(i)	elect four (4) directors to Class C for three (3) year terms expiring in 2021;

(ii)	approve the amendment to the 2011 Orrstown Financial Services, Inc. Stock Incentive Plan;

(iii)	approve a non-binding advisory vote regarding the compensation paid to our Named Executive Officers as disclosed in this proxy statement (“Say-On-Pay”); and

(iv)	ratify the Audit Committee’s selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
The Board of Directors is not aware of any other matters to be presented for action at the meeting. If any other matter requiring a vote of the shareholders would be presented at the Annual Meeting, the proxies will vote according to the directions of the Board of Directors.
How does the Board of Directors recommend I vote?
The Board of Directors recommends that shareholders vote:
(i)    “FOR” the election of each of the four nominees as directors to Class C named in this proxy statement;

(ii)	“FOR” the amendment to the 2011 Orrstown Financial Services, Inc. Stock Incentive Plan;

(iii)	“FOR” approval of the non-binding advisory vote on the compensation paid to our Named Executive Officers as disclosed in this proxy; and

(iv)	“FOR” ratification of the Audit Committee’s selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
How do I vote?
Sign and date each proxy form you receive and return it in the postage-paid envelope provided. If you sign your proxy form but do not mark your choices, your proxies will vote your shares represented by such proxy:

(i)	“FOR” the four persons nominated for election as directors to Class C named in this proxy statement;

(ii)	“FOR” the amendment to the 2011 Orrstown Financial Services, Inc. Stock Incentive Plan;

(iii)	“FOR” approval of the non-binding advisory vote on the compensation paid to our Named Executive Officers as disclosed in this proxy statement; and

(iv)	“FOR” ratification of the Audit Committee’s selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
You may revoke your proxy at any time before it is exercised. To do so, you must give written notice of revocation to the Secretary, Orrstown Financial Services, Inc., 77 East King Street, Shippensburg, Pennsylvania 17257, submit another properly signed proxy with a more recent date, or vote in person at the Annual Meeting after giving notice to the Secretary. Please note that simply attending the Annual Meeting in person without voting will not revoke your proxy.
You are only entitled to vote at the Annual Meeting if our records show that you held shares of Company Common Stock as of the close of business on March 15, 2018. If your shares are held by a broker or other intermediary, you can only vote your shares at the Annual Meeting if you have a properly executed proxy from the broker or other intermediary which is the record holder of your shares.
What is a quorum?
A “quorum” is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares. There must be a quorum for the Annual Meeting to be held.
How are abstentions and broker non-votes counted?
Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law.
A broker non-vote occurs when a broker, bank or other nominee holding shares on your behalf does not receive voting instructions from you. If that happens, the broker, bank or other nominee may vote those shares only on matters deemed “routine,” such as the ratification of the appointment of the Company’s independent registered public accounting firm. On non-routine matters, such as the election of directors, amendment of the Stock Incentive Plan and Say-on-Pay, the broker, bank or other nominee cannot vote those shares unless they receive voting instructions from the beneficial owner. A “broker non-vote” occurs when a broker has not received voting instructions and either declines to exercise its discretionary authority to vote on routine matters or is barred from doing so because the matter is non-routine. Broker non-votes are counted to determine if a quorum is present, but are not considered a vote cast under Pennsylvania law.
As a result, abstentions and broker non-votes are not included in the tabulation of the voting results on issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulation.
What vote is required to elect directors?
Directors are elected by a plurality of votes. Votes withheld and broker non-votes will have no effect on the election of directors.
What vote is required to approve the other proposals?
A majority of the votes cast by shareholders present in person or by proxy at the Annual Meeting, assuming a quorum is present, is required to approve each of the other proposals. Abstentions and brokered non-votes, if any, are not treated as votes cast and, therefore, will have no effect on whether or not a proposal is approved.
Who will count the vote?
The Judge of Election appointed by the Board of Directors will count the votes cast in person or by proxy.
What is the deadline for shareholder proposals for next year’s Annual Meeting?
Shareholders may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission (the “SEC”) and the Company’s bylaws. Proposals intended for inclusion in next year’s proxy statement and proxy card must be received by the Company not later than November 28, 2018. In addition, in order to be considered for possible action by the shareholders at the 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”), proposals, including shareholder nominations for director, not included in the Company’s proxy statement must be submitted to the Secretary of the Company not later than January 2, 2019. All proposals should be addressed to the Secretary of the Company.
How are proxies being solicited?
In addition to solicitation by mail, the officers, directors and employees of the Company may, without additional compensation, solicit proxies by telephone or personal interview. Brokers and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of Company Common Stock held by such persons and will be reimbursed by the Company for their expenses.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Annual Meeting to be held on May 1, 2018
The Notice of Annual Meeting, this proxy statement, the form of proxy and the Company’s Annual Report on Form 10-K are available at:

http://www.cstproxy.com/orrstown/2018

Share Ownership of Certain Beneficial Owners
The Company does not know of any person or group who beneficially owned more than 5% of Company Common Stock on March 15, 2018, except as shown in the following table:

Name and address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class

Orrstown Bank(1) 77 East King Street Shippensburg, PA 17257	589,307	7.0%
Basswood Capital Management, LLC(2) Matthew Lindenbaum Bennett Lindenbaum 645 Madison Avenue, 10th Floor New York, NY 10022	526,900	6.3%
Black Rock, Inc. (3) 55 East 52nd Street New York, NY 10055	524,850	6.2%

(1)
Shares held directly by Orrstown Bank (the “Bank”), or by way of its nominees, in its trust department as fiduciary for certain trusts, estates and agency accounts that beneficially own the shares. The Bank does not have the right to vote with respect to any of these shares.

(2)
Based on information set forth in a Schedule 13G, as amended, filed with the Securities and Exchange Commission on February 9, 2018 by Basswood Capital Management, LLC, Matthew Lindenbaum and Bennett Lindenbaum.

(3)	Based on information set forth in a Schedule 13G, as amended, filed with the Securities and Exchange Commission on January 29, 2018 by BlackRock, Inc.

Share Ownership of Management
The following table shows the number of shares of Company Common Stock beneficially owned by each incumbent director, each nominee and each Named Executive Officer, and by all of the incumbent directors, nominees and executive officers of the Company as a group, as of March 15, 2018, based on information furnished by the persons named and the Company’s records. Except as otherwise indicated, sole voting power and sole investment power with respect to the shares shown in the table are held either by the individual alone or by the individual together with his or her spouse.

Name	Common Stock(1)		Exercisable Stock Options(1)(2)

David P. Boyle	43,635		0
Anthony F. Ceddia	8,355		1,377
Jeffrey W. Coy	39,661	(3)	1,377
Philip E. Fague	37,793		8,785
Cindy J. Joiner	4,535		0
Mark K. Keller	9,977		349
Thomas D. Longenecker	5,313		0
Adam L. Metz	10,784		0
Andrea Pugh	31,811		1,377
Thomas R. Quinn, Jr.	61,279		6,000
Gregory A. Rosenberry	42,030		1,377
Eric A. Segal	8,023		0
Glenn W. Snoke	17,837		1,377
Floyd E. Stoner	14,139		0
Benjamin W. Wallace	25,646		0
Joel R. Zullinger	38,692	(4)	1,377
Directors, nominees and executive officers as a group (19) persons including those named above)	457,073		23,396

(1)
On March 15, 2018, none of the individuals named in the above table may be deemed to beneficially own more than 1% of the outstanding shares of Company Common Stock. On that date, all of the incumbent directors, and executive officers as a group beneficially owned approximately 480,469 shares or 5.7 % of the outstanding shares of Company Common Stock. Fractional shares beneficially owned by such individuals have been rounded down to the number of whole shares beneficially owned.

(2)
The amounts shown reflect the number of shares of Company Common Stock that the indicated individuals and group have the right to acquire within 60 days of March 15, 2018 through the exercise of stock options granted pursuant to the Company’s stock option plans.

(3)	Includes 6,324 shares held by Mr. Coy’s spouse in her IRA.

(4)	Includes 220 shares held by Mr. Zullinger’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and the beneficial owners of more than 10% of Company Common Stock to file reports of ownership and changes in ownership of their equity securities of the Company with the SEC and to furnish the Company with copies of such reports. Based solely upon a review of these reports (Forms 3, 4 and 5 and any amendments thereto) furnished to the Company, we believe that during 2017 our directors and executive officers who were subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, complied with all SEC filing requirements applicable to them. As of the date of this proxy statement, to the best of its knowledge, the Company did not have any beneficial owners of more than 10% of Company Common Stock.

PROPOSAL 1 – ELECTION OF DIRECTORS

The bylaws of the Company provide that the directors will serve in three classes, as nearly equal in number as possible, with each class of directors serving a three-year term of office. At each annual meeting of shareholders, a class consisting of approximately one-third of all of the Company’s directors is elected to hold office for a term expiring at the annual meeting held in the third year following the year of their election and until their successors have been elected and qualified. Accordingly, at the Annual Meeting, the shareholders will be asked to elect four directors to Class C to serve until the annual meeting of shareholders in 2021 or until their successors are elected and qualified.
The Board of Directors has nominated the following persons for election as directors to Class C:
Anthony F. Ceddia
Thomas D. Longenecker
Andrea Pugh
Floyd E. Stoner
All four nominees are presently serving as directors of the Company and the Bank.
If you return a properly signed and dated proxy form, your shares of Company Common Stock represented by your proxy will be voted FOR the election of the four named nominees unless you mark the proxy form to withhold authority to vote for one or more of the nominees. If one or more of the named nominees is unable or unwilling to serve as a director, the persons named in the proxy will vote for the election of such substitute nominee, if any, as will be named by the Board of Directors. The Company has no reason to believe that any of the named nominees will be unable or unwilling to serve as a director. Each named nominee has expressed a willingness to serve if elected.
The four named nominees for election of directors to Class C receiving the highest number of votes will be elected to the Board of Directors.

The Board of Directors recommends that you vote FOR the election of each of the named nominees as directors to Class C.
Nomination of Directors
In connection with the Annual Meeting, the Nominating and Governance Committee of the Company’s Board of Directors has reviewed the qualifications of, and made recommendations regarding potential candidates to be nominated by the Board of Directors for election to the Board. The four nominees named above were recommended by the Nominating and Governance Committee, then submitted to, and approved by, the Board of Directors as the four nominees for election as directors to Class C.
In addition to meeting the minimum criteria to serve as a director as outlined in the Company’s bylaws, the Nominating and Governance Committee has considered a variety of factors including each candidate’s integrity, independence, qualifications, skills, experience (including experience in finance and banking and diversity of experience in relation to other members of the Board of Directors), compatibility with other members of the Board of Directors, the strategic direction of the Company and the Bank, involvement in the communities served by the Bank and such other factors as it has deemed to be in the best interest of the Company, the Bank and the Company’s shareholders, which factors may change from time to time.
The Nominating and Governance Committee will consider the incumbent directors whose terms are expiring at the forthcoming annual meeting, other candidates, if any, recommended to it by shareholders, other qualified individuals within the community, including the Bank’s regional advisory boards, and any candidates nominated by shareholders in accordance with the procedures set forth in the Company’s bylaws. The criteria for consideration of board candidates nominated by the Company’s shareholders, if nominated in a timely manner, is the same as for other board nominees.
Director Eligibility Requirements. The Company’s bylaws provide for certain director eligibility requirements for a nominee to be eligible to become a member of the Board. All directors must hold at least 3,500 shares of Company Common Stock. Directors will have one year from the date they join the Board to meet this requirement. In addition, no one may be nominated to serve as a director of the Company if such person: (a) is under indictment or has been convicted of a crime involving a breach of trust with a penalty of imprisonment for more than one year; (b) has been issued within the past 10 years a non-appealable cease and desist order by a federal or state bank regulatory agency related to conduct involving dishonesty or breach of trust; (c) has been found guilty in a final decision, either by any federal or state regulatory agency of: (i) committing a willful violation of any law governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency, or (ii) breaching a fiduciary duty involving personal profit; or (d) has been nominated by someone who is ineligible to serve as a director of the Company under requirements (a)-(c) listed above. In addition, the age of members of the Board is limited to 75 years, provided that any director who reaches such age during his or her term of office may continue to serve on the Board until the expiration of their term with the prior approval of the Board.
No recommendations were received by the Nominating and Governance Committee in connection with this Annual Meeting from shareholders or others, nor, as of the date of this proxy statement, had any candidates been nominated by shareholders in accordance with the procedures set forth in the bylaws.
Any future nominations should be submitted in writing addressed to Orrstown Financial Services, Inc., 77 East King Street, Shippensburg, Pennsylvania 17257, Attn: Nominating and Governance Committee.
Shareholder nominations must be made in accordance with the procedures set forth in the Company’s bylaws and must include a statement setting forth the background, education and business experience of the nominee.
A copy of the Nominating and Governance Committee Charter is posted on the Company’s website at www.orrstown.com.
Biographical Summaries of Nominees and Directors
The Board of Directors believes that each of the nominees and directors possess such professional experience, recognized achievement in his or her respective field, involvement in the communities served by the Bank, ability to contribute to some aspect of the Company’s business and a willingness to make the commitment of time and effort required of a Company director. Information about the nominees for election as directors to Class C at the Annual Meeting and information about the directors in Class B and Class A demonstrating these characteristics is set forth below.
Nominees for Director:
CLASS C DIRECTORS - TERM EXPIRES IN 2018
Anthony F. Ceddia - 74, is Secretary of the Boards of Directors of the Company and the Bank. Dr. Ceddia has been a member of the Boards of Directors of the Company and of the Bank since 1996. Dr. Ceddia is President Emeritus of Shippensburg University, where he was President from 1981 to 2005. Since his retirement as President of Shippensburg University, Dr. Ceddia has been a Visiting Professor at various institutions. Dr. Ceddia has also acted as a leadership and management consultant. The Board of Directors values Dr. Ceddia’s executive level experience, perspective and leadership skills.
Thomas D. Longenecker - 50, was appointed to the Board of Directors of the Company and the Bank on January 4, 2016. He is Chief Operating Officer of Commonwealth Charter Academy since 2012, a cyber charter school headquartered in Harrisburg, Pennsylvania. Prior to that, Mr. Longenecker was the Director of Finance for the Carlisle Area School District in Carlisle, Pennsylvania. The Board of Directors values Mr. Longenecker’s experience in technology and operations and knowledge of the market area.
Andrea Pugh - 65, has been a member of the Boards of Directors of the Company and of the Bank since 1996. She is President and sole member of PharmCare Consultants LLC, a pharmacy consulting business. The Board of Directors values Ms. Pugh’s knowledge, experience and perspective as a woman who is an entrepreneur and small business owner and the insight it provides her into the financial services needs of and business issues facing many of the Bank’s small business customers, including those that are owned and operated by women.
Floyd E. Stoner - 69, has been a member of the Board of Directors of the Company and of the Bank since 2012. Since January 2012, Mr. Stoner has served as a Senior Advisor - Consultant with Alliance Partners, in Chevy Chase, Maryland. Mr. Stoner was the Executive Vice President for Congressional Relations and Public Policy at the American Bankers Association (“ABA”) until his retirement in December 2011 and has over 26 years of experience as a lobbyist for the ABA. As the ABA’s chief lobbyist, he has been involved at the highest levels in all of the banking policy debates of recent years and he has a nearly unparalleled perspective on the issues facing the banking industry today, which the Board of Directors finds very valuable.
Continuing Directors:
CLASS B DIRECTORS - TERM EXPIRES IN 2019
Mark K. Keller - 64, was appointed to the Company’s Board of Directors in 2009 and to the Bank’s Board of Directors in 2008. Mr. Keller has served as a Representative to the Pennsylvania General Assembly, representing the 86th Legislative District, since

2004. The Board of Directors values Mr. Keller’s knowledge of the Bank’s market area attained through his representation of that area in the General Assembly.
Thomas R. Quinn, Jr. - 58, was appointed as President and Chief Executive Officer and a director of the Company and of the Bank in May 2009 immediately following the 2009 Annual Meeting of Shareholders. Mr. Quinn joined the Bank in March 2009 as President-elect and served in that capacity until he was appointed President and Chief Executive Officer. The Pennsylvania Banking Code requires that a bank president be a member of the bank’s board of directors. The Board of Directors believes that it is important that the President, who also is the Chief Executive Officer, be a member of the Board of Directors of the Company and the Bank so that the President may interact on a peer-to-peer basis with his fellow directors. In addition, the Board of Directors believes that the knowledge, experience and perspective Mr. Quinn possesses as a result of his service as a senior executive with Fifth Third Bancorp and Citigroup have been, and will continue to be, valuable to the Company as it continues to execute its strategic plan as a relationship based community bank.
Gregory A. Rosenberry - 63, has been a member of the Boards of Directors of the Company and of the Bank since 1997. He is President and General Partner of Rosenberry Family Limited Partnership, a timber harvesting and wholesale, real estate and securities investment business, President and owner of Tri-Valley Forestry, Inc., and a director, Secretary and shareholder of Rosenberry Brothers Lumber, Inc. The Board of Directors values Mr. Rosenberry’s knowledge, experience and perspective as an entrepreneur and small business owner and the insight it provides him into the financial services needs of and business issues facing many of the Bank’s small business customers.
Glenn W. Snoke - 69, has been a member of the Boards of Directors of the Company and of the Bank since 1999. Mr. Snoke is President of Snoke’s Excavating & Paving, Inc. The Board of Directors values Mr. Snoke’s knowledge, experience and perspective as an entrepreneur and owner of a small business involved in the construction industry and the insight it provides him into the financial services needs and business issues facing many of the Bank’s construction industry customers.

CLASS A DIRECTORS - TERM EXPIRES IN 2020
Jeffrey W. Coy - 66, is Vice Chairman of the Boards of Directors of the Company and of the Bank. Mr. Coy has served as a director since 1984. From 2005 to February 2011, Mr. Coy served as a Commissioner on the Pennsylvania Gaming Control Board. From 1983 through 2004, Mr. Coy served as a Representative to the Pennsylvania General Assembly, representing the 89th Legislative District. The Board of Directors values the knowledge, experience and perspective Mr. Coy has attained through his long tenure as a director of the Company and the Bank and the substantial knowledge of the Bank’s Franklin and Cumberland Counties, Pennsylvania market areas he attained through his representation of those areas in the General Assembly.
Cindy J. Joiner, CPA - 56, was appointed to the Board of Directors of the Company and the Bank on January 4, 2016. She is the Chief Financial Officer for The Bowman Group, LLC. The Bowman Group, LLC is a privately held corporation located in Williamsport, Maryland specializing in transportation, logistics, hospitality and real estate development. Ms. Joiner has held this position since 2007. The Board of Directors values Ms. Joiner’s accounting acumen and knowledge of multiple industries that align with the Bank’s lending businesses. In addition, the Board believes her familiarity and knowledge of the Maryland market adds significant value to the Company.
Eric A. Segal - 60, was appointed to the Boards of Directors of both the Company and the Bank in 2013. Since 2008, Mr. Segal has been Managing Director, and head of the Banking and Financial Institutions Group at CFO Consulting Partners LLC in Princeton, New Jersey. The Board of Directors values Mr. Segal’s strong financial acumen and the knowledge and experience he has gained through his consulting experience in many banking organizations in the Mid-Atlantic and other regions.
Joel R. Zullinger - 69, is Chairman of the Boards of Directors of the Company and the Bank. Mr. Zullinger has served as a director since 1981. Mr. Zullinger is an attorney, of counsel, with Zullinger-Davis-Trinh, P.C., in Chambersburg, Pennsylvania. The Board of Directors values the knowledge, experience and perspective Mr. Zullinger has attained through his long tenure as a director of the Company and the Bank. The Board of Directors also values the leadership and communication skills manifested by Mr. Zullinger’s service as Chairman.
Director Independence
The Board of Directors of the Company has adopted the definition of “independent director” as set forth in Rule 5605(a)(2) of the NASDAQ Stock Market and has determined that each director is independent under this rule, other than Mr. Quinn due to his position as President and Chief Executive Officer of the Company. Under NASDAQ rules, employees of the Company are deemed not to be independent. In making this determination with respect to the remaining directors, the Board of Directors was aware of, and considered, the loan and deposit relationships and other transactions with directors and their related interests, which the Company or the Bank enters into in the ordinary course of business. Except as noted above and for loans, deposits, fiduciary and other similar relationships with the Company or the Bank, no director or any of his or her related interests has engaged in any transaction or series of transactions, or is involved in any relationships, as a result of which the director would not be independent under the rules of the NASDAQ Stock Market.
Shareholder Communications with the Board of Directors
The Company has a formal process by which shareholders may send communications to the Board of Directors. Our policy is to recommend that all correspondence from shareholders be addressed to the Chief Executive Officer of the Company, who shares such correspondence with the Board of Directors. As a matter of practice, shareholder communications received by the Chief Executive Officer are included under the topic “Correspondence” with the Board of Directors’ meeting materials routinely furnished by management to directors in connection with meetings of the Board of Directors. In addition, shareholder communications determined by the Chief Executive Officer, at his discretion, to require immediate attention, also are promptly furnished by him to the Chairman. When and as appropriate, the Company seeks to provide a timely response to shareholder communications it receives.
Board Structure, Committees and Meeting Attendance
During 2017, the Board of Directors of the Company met 20 times and the Board of Directors of the Bank met 12 times. The Board of Directors of the Company has a Compensation Committee, an Audit Committee and a Nominating and Governance Committee. During 2017, all of the directors of the Company attended at least 75% of all meetings of the respective Boards and Committees on which they served.
With the exception of Mr. Quinn, all of the directors of the Company and the Bank are independent as defined in Rule 5605(a)(2) of the NASDAQ Stock Market. Leadership of the Boards of Directors of the Company and the Bank is entrusted to an independent Chairman and an independent Vice Chairman. The Vice Chairman also serves as Chair of the Executive Committee. The Boards of Directors believe that this independent leadership structure helps to provide an appropriate check and balance on the influence of the executive management team generally and the President and Chief Executive Officer more specifically, particularly in consideration of the President and Chief Executive Officer’s membership on the Boards of Directors and Executive Committee. In addition, the directors generally have at least two meetings each year in which they meet in executive session without Mr. Quinn being present. The directors also may meet in executive session at additional times as necessary.
Compensation Committee.    The Compensation Committee discharges the responsibilities of the Board of Directors relating to the compensation of the Company’s Chief Executive Officer and other executive officers and of the Board of Directors. The Compensation Committee Charter is posted on the Company’s website at www.orrstown.com.
The Compensation Committee Charter provides that the Compensation Committee is to be composed of three or more members, each of whom is to be “independent” as defined in NASDAQ Rule 5605(a)(2), an “outside director” within the meaning of Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Section 162(m) and a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The members of the Compensation Committee are to be appointed by the Board of Directors upon the recommendation of the Nominating and Governance Committee.
The members of the Compensation Committee during 2017 were Floyd E. Stoner (Chair), Jeffrey W. Coy, Mark K. Keller, Glenn W. Snoke, and Joel R. Zullinger, each of whom the Board of Directors has determined to be independent, an outside director and a non-employee director. Each of these members currently serves on the Compensation Committee.
The Compensation Committee Charter provides that the Compensation Committee is to meet at least two times each year and at such other times as it deems necessary to fulfill its responsibilities. The Compensation Committee met six times during 2017.
Nominating and Governance Committee.    The Nominating and Governance Committee exercises general oversight with respect to the governance of the Board of Directors. It reviews the qualifications of and recommends to the Board of Directors proposed nominees for election to the Board. As discussed above, it also is responsible for evaluating and recommending to the Board corporate governance practices applicable to the Company and for leading the Board in its self-evaluation process.
The Nominating and Governance Committee reviews its Charter annually and recommends proposed changes for Board approval. The members of the Nominating and Governance Committee during fiscal 2017 were Glenn W. Snoke, (Chair), Mark K. Keller, Thomas D. Longenecker, Eric Segal, and Joel R. Zullinger. Each Director serving on the Nominating and Governance Committee has been determined to be independent, and an outside director and a non-employee director. The Nominating and Governance Committee Charter is posted on the Company’s website at www.orrstown.com. The Nominating and Governance Committee met seven times in 2017.
Audit Committee.    The Audit Committee provides oversight of the qualifications, independence and performance of the Company’s independent auditors; the performance of the Company’s internal audit function; and management’s implementation of a system of controls designed to safeguard the Company’s assets and income, assure the integrity of the Company’s financial statements and maintain compliance with the Company’s ethical standards, policies, plans and procedures, and with laws and regulations. The Audit Committee Charter is posted on the Company’s website at www.orrstown.com.

The Audit Committee Charter provides that the Audit Committee is to be composed of not less than three members, each of whom is to be “independent” as defined in NASDAQ Stock Market Rule 5605(a)(2) and SEC Rule 10A-3(b)(1); has not participated in the preparation of the Company’s financial statements at any time during the past three years; and is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, comprehensive income statement, and cash flow statement. In addition, at least one member of the Audit Committee is to have had current or past employment experience in finance or accounting, or other comparable experience or background, which results in the member’s financial sophistication as contemplated by NASDAQ Stock Market Rules.
Members of the Audit Committee for 2017 were Cindy J. Joiner, CPA, (Chair), Mark K. Keller, Thomas D. Longenecker, Andrea Pugh and Floyd E. Stoner. Each of the directors serving on the Audit Committee have been determined to be independent.
In addition, the Board of Directors, has determined that Ms. Cindy J. Joiner, CPA has the requisite financial sophistication required by the Audit Committee Charter to serve as the Audit Committee financial expert. Ms. Joiner has experience as a CPA and Chief Financial Officer for a multi-state logistics and real estate enterprise where all finance and accounting functions reported directly to her. Ms. Joiner has had ultimate responsibility for overseeing and assessing the performance of the respective organizations in the preparation of their respective financial statements which, together with her tenure as a member of the Audit Committee, has provided her with an understanding of, and familiarity with, Generally Accepted Accounting Principles and internal controls over financial reporting.
The Audit Committee Charter provides that the Audit Committee is to meet at least four times each year. The Audit Committee met 10 times during 2017.

Audit Committee Report
The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2017. The Audit Committee also has discussed with Crowe Horwath LLP, the matters required to be discussed by the Statement on Auditing Standards, No 61, as amended (AICPA Professional Standards, Vol. 1 Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T; received from Crowe Horwath LLP, the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath LLP’s communications with the Audit Committee concerning independence and has discussed with Crowe Horwath LLP, that firm’s independence. In that regard, the Audit Committee has considered whether the provision by Crowe Horwath LLP of certain limited permissible non-audit services in addition to its audit services is compatible with maintaining that firm’s independence and has determined that it is. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission.
Submitted by the Audit Committee:

Cindy J. Joiner, CPA, Chair
Mark K. Keller
Thomas D. Longenecker
Andrea Pugh
Floyd E. Stoner
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.
Compensation Committee Interlocks and Insider Participation
As noted previously, members of the Compensation Committee during 2017 were Floyd E. Stoner, (Chair), Jeffrey W. Coy, Mark K. Keller, Glenn W. Snoke, and Joel R. Zullinger, each of whom the Board of Directors has determined to be independent, an outside director and a non-employee director. There are no interlocking relationships, as defined by SEC regulations under the Securities Exchange Act of 1934, as amended, involving members of the Compensation Committee or the overall Board of Directors of the Company.

 Transactions with Related Persons, Promoters and Certain Control Persons
During 2017, some of the directors and executive officers of the Company and the Bank, members of their immediate families and some of the companies with which they are associated, had banking transactions in the ordinary course of business with the Bank and may have similar transactions in the future. These transactions were made on substantially the same terms, including interest rates, collateral requirements and repayment terms, as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features.
Any business dealing, including extensions of credit, between the Company or the Bank and a director of the Company or the Bank, or with any entity controlled by such a director, other than a deposit, trust service or other product or service provided by the Bank in the ordinary course of business, is required to be reviewed and approved by a majority of the disinterested directors. In considering a proposed insider transaction, the disinterested directors are to reasonably determine whether the transaction would be in the best interest of the Company or the Bank and on terms and conditions, including price, substantially the same as those prevailing at the time for comparable transactions with non-insiders.
Extensions of credit by the Bank to a director of the Company or of the Bank, or to a related interest of such a director, are subject to Federal Reserve Board Regulation O. Although Regulation O requires the prior approval of such an extension of credit by the Bank’s disinterested directors if the aggregate amount of all extensions of credit to such director and the related interests of the director would exceed $500,000, the Company requires prior approval of all such extensions of credit.

Compensation of Directors
The following table sets forth compensation received by directors of the Company in 2017, other than Thomas R. Quinn, Jr., President and Chief Executive Officer. Mr. Quinn does not receive compensation in his capacity as a director.

2017 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($)	Total ($)

Anthony F. Ceddia	$62,000	$27,375	$0	$0	$8,091	$0	$97,466
Jeffrey W. Coy	64,000	27,375	0	0	9,220	0	100,595
Cindy J. Joiner	53,000	21,900	0	0	0	0	74,900
Mark K. Keller	53,000	21,900	0	0	38,039	0	112,939
Thomas D. Longenecker	53,000	21,900	0	0	0	0	74,900
Andrea Pugh	53,000	21,900	0	0	17,660	0	92,560
Gregory A. Rosenberry	53,000	21,900	0	0	18,592	0	93,492
Eric A. Segal	53,000	21,900	0	0	0	0	74,900
Glenn W. Snoke	53,000	21,900	0	0	6,148	0	81,048
Floyd E. Stoner	53,000	21,900	0	0	0	0	74,900
Joel R. Zullinger	66,000	32,850	0	0	18,937	0	117,787

(1)
The aggregate number of shares underlying unexercised but exercisable option awards at December 31, 2017 was as follows: Dr. Ceddia - 1,377; Mr. Coy - 1,377; Mr. Keller - 349; Ms. Pugh - 1,377; Mr. Rosenberry - 1,377; Mr. Snoke - 1,377; and Mr. Zullinger - 1,377. Ms. Joiner, Mr. Longenecker, Mr. Stoner and Mr. Segal have not received option awards from the Company.

(2)
Represents the aggregate increase in the present value of the directors’ accumulated benefit under defined benefit and supplemental plans for the year ended December 31, 2017. This includes both the director’s retirement and “brick” plans.

(3)
The grant date fair value of stock awards was calculated by multiplying the number of shares subject to the award by the fair value of Company Common Stock on the grant date ($21.90). Each director other than Dr. Ceddia, Mr. Coy and Mr. Zullinger received a grant of 1,000 shares of Company Common Stock. Dr. Ceddia and Mr. Coy each received a grant of 1,250 shares and Mr. Zullinger received a grant of 1,500 shares

Directors’ Fees.    During 2017, each director of the Company and the Bank was paid an annual fee of $53,000. Fees are paid quarterly on the first business day of the months of January, April, July and October. In addition, Board officers were paid a stipend as follows: Chairman, $13,000; Vice Chairman, $11,000; and Secretary, $9,000.

Restricted Stock Award. In May 2017, non-employee Directors were granted shares of Company Common Stock as part of their 2017 compensation. A $21,900 equity award in the form of 1,000 shares of Company Common Stock was granted to all Directors on May 2, 2017. Dr. Ceddia and Mr. Coy received 250 additional shares, or $5,475, to compensate them for their roles as Board officers and Mr. Zullinger received 500 additional shares, or $10,950, to compensate him for his role as Board Chairman. These awards were granted with a one-year vesting restriction.
Deferred Compensation Plan.    In 1995, the Company and the Bank established a non-qualified deferred compensation plan for directors and executive officers. Participation in the plan is voluntary. Each participant may elect each year to defer all or a portion of his or her directors’ fees or, in the case of an executive officer, compensation. Directors deferring compensation must begin withdrawals from the plan by age 75 or termination of service as a director, whichever occurs later. Executive officers must begin withdrawals by age 65 or retirement, whichever occurs later. Payments may be made in equal monthly or annual installments over not more than ten years. Immediate distributions may be made in the event the Company would experience a hostile takeover, an acquiring bank or bank holding company would fail to approve the plan, or the Bank, or any acquiring bank or bank holding company, would experience bankruptcy. If a participant would die before payment of his or her entire account, the Company will pay the balance to his or her beneficiary in a single lump sum payment. The amounts deferred are invested in a rabbi trust with the trust department of the Bank as trustee. The participants direct the investment of their own accounts among various publicly available mutual funds designated by the Bank’s Trust Investment Committee. Growth of each participant’s account is a result of investment performance and the public markets and is not a result of an interest factor or interest formula established by the participant or by the Company or the Bank. In 2017, Mr. Snoke deferred $10,000 of his director fees.
Directors Retirement Plan.    The Bank has entered into director retirement agreements with Ms. Pugh and Messrs. Ceddia, Coy, Keller, Rosenberry, Snoke, and Zullinger. Each director retirement agreement provides the respective director with a normal retirement benefit in a specified amount, payable in 120 consecutive monthly installments commencing the month following the director’s termination of service after having reached the normal retirement age of 65. Generally, the amount of a director’s annual normal retirement benefit is intended to approximate the amount of his or her directors’ fees during the year in which he or she became a party to a director retirement agreement, projected to the normal retirement age of 65 based upon annual increases of four percent. For every complete plan year after normal retirement age and before termination of service, the amount of the annual benefit will increase by four percent.
A director will forfeit his or her benefits under his or her director retirement agreement if the Bank terminates his or her service for gross negligence or gross neglect of duties, commission of a felony or gross misdemeanor involving moral turpitude or fraud, disloyalty or willful violation of any law or policy committed in connection with the director’s service resulting in an adverse effect on the Bank or if the director, after termination of service (other than following a change in control of the Bank), competes with the Bank within a 50 mile radius of its main office in Shippensburg, Pennsylvania. The Bank also would not be obligated to pay any benefit under a director retirement agreement to the extent the benefit would constitute an excess parachute payment under Section 280G of the Internal Revenue Code.
If a director is in active service of the Bank at the time of a change in control of the Bank, as defined in Section 409A of the Internal Revenue Code, the director will be entitled to begin receiving his or her normal retirement benefit following the later of the director’s termination of service or attaining normal retirement age. The director retirement agreement provides for an early termination benefit in a specified amount in the event of an early termination of service before normal retirement age, a disability benefit in the event of an early termination of service due to disability and a death benefit.
The amount of the increase in 2017 in the net present value of the accrued benefit under the directors retirement agreement is reported in the 2017 Director Compensation Table for each participating director in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column.
Brick Plan.    Mr. Zullinger participates in a so-called “brick plan” that provides Mr. Zullinger or his beneficiaries with a monthly cash benefit for a period of 10 years beginning at age 65. The change in the net present value of Mr. Zullinger’s accrued benefit under his brick plan from 2017 is reported in the 2017 Director Compensation Table above in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column. Under the brick plan, Mr. Zullinger’s annual benefit which is fully vested, would be $21,804.
Information About Executive Officers
In addition to Thomas R. Quinn, Jr., President and Chief Executive Officer of the Company and of the Bank, who also serves as a director of the Company and of the Bank, the other executive officers of the Company and the Bank are:
David P. Boyle - 54, has been Executive Vice President and Chief Financial Officer since August 2012, and Principal Accounting Officer of the Company and the Bank since November 2016. From July 2010 to August 2012, he served as Executive Vice President, Chief Performance Officer of PNC Financial Services, Inc. (PNC Bank).

Adam L. Metz - 46, has been an Executive Vice President and Chief Lending Officer since September 2016.  From 2011 to 2016, he served as Senior Vice President, Chief Lending Officer of Metro Bank headquartered in Harrisburg, PA.
Benjamin W. Wallace - 35, has been Executive Vice President, Chief Operations and Technology Officer of the Company and the Bank since February 2013. From January 2007 to February 2013, Mr. Wallace was employed as an Executive Director of Consumer Technologies at JPMorgan Chase & Co. Mr. Wallace is a member of the Pennsylvania Bar.
Philip E. Fague - 58, is Executive Vice President and Assistant Secretary of the Company and Executive Vice President, and Chief Trust Officer. From August 2012 until September 2016 he was Executive Vice President - Trust and Mortgage Officer, of the Bank. From June 2011 to August 2012, he served as Senior Executive Vice President of the Company. From 1997 to June 2011, he served as Executive Vice President of the Bank.
Robert G. Coradi - 56, has been Executive Vice President, Chief Risk Officer of the Company and the Bank since April 2014.  From October 2012 to April 2014, he served as Senior Vice President, Chief Credit Officer of the Bank.  From January 2012 to October 2012, Mr. Coradi served in the capacity as a Commercial Executive in the Pennsylvania Division of Susquehanna Bank.  From September 2008 to January 2012, he served as a Commercial Sales Manager in the Pennsylvania Division of Susquehanna Bank.
Barbara E. Brobst - 59, was named Executive Vice President, Chief Human Resources Officer in 2015. Previously she was Senior Vice President - Human Resources since 2011. Prior to that, she served as Senior Vice President - Wealth Services from 2000 to 2011. She has been employed by the Company since 1997.
Jeffrey S. Gayman - 45, was named Executive Vice President - Retail Banking and Consumer Lending in February 2016. Previously he was Senior Vice President - Retail Banking since 2012 and Chief Commercial Officer from 2009 to 2012. He has been employed by the Company since 1995.
Involvement in Certain Legal Proceedings
On September 27, 2016, the Company entered into a settlement agreement with the SEC resolving an investigation by the SEC of accounting and related matters at the Company for the periods ended June 30, 2010, to December 31, 2011. As part of the settlement of the SEC’s administrative proceedings, and pursuant to the cease-and-desist order, without admitting or denying the SEC’s findings, the Company agreed to pay a civil money penalty of $1 million. In the settlement agreement with the SEC, the Company also agreed to cease and desist from committing or causing any violations and any future violations of Securities Act Sections 17(a)(2) and 17(a)(3) and Exchange Act Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B), and Rules 12b-20, 13a-1 and 13a-13 promulgated thereunder. As part of the settlement of the SEC’s administrative proceedings, and pursuant to the cease-and-desist order, without admitting or denying the SEC’s findings, Thomas R. Quinn, Jr., President and Chief Executive Officer of the Company, agreed to pay a civil money penalty to the SEC in the amount of $100,000, and to cease and desist from committing and/or causing the violations charged, as well as any future violations of these provisions.
Compensation Discussion and Analysis
Executive Compensation Philosophy and Principles
The Company’s compensation and benefits programs and policies are, for the long term, intended to provide fair, reasonable and competitive levels of compensation and benefits in order to recruit, motivate, reward and retain qualified executive officers in order to generate long-term value for the Company’s shareholders.
The Compensation Committee believes a well-designed compensation program provides incentives to achieve desired results, helps retain and attract talent, and discourages excessive risk-taking. This section describes how we view compensation going forward and why we make the decisions that we do. The committee believes that successful application of the guiding principles, outlined below, requires program design that balances risk and reward. The committee believes that judgment, flexibility and discretion are critical to its ability to deliver effective incentive compensation that focuses on both current period performance results and long-term value creation for the shareholders. The guiding principles are as follows:
Compensation Principles:

1.	Pay for performance;

2.	Align executive compensation with the long-term interests of our shareholders;

3.	Encourage focus on the long-term success of the Company and discourage excessive risk-taking; and

4.	Provide competitive compensation opportunities to attract, retain and motivate executives.

The Company's Executive Incentive Plan has historically been based directly on Company performance metrics including net income and return on equity. It is the intention of the Compensation Committee to ensure that the plan does not encourage executive management to take excessive risk in the future. Additionally, if the Committee deems that management did expose the Bank to excessive risks, there is appropriate “claw-back” language in the incentive compensation plan guidelines to address the situation in subsequent years.
Compensation Structure.    We compensate our executive officers through a combination of base salary, annual cash incentives, equity-based compensation, and other benefits. Base salaries are set at levels competitive within the industry and the local market area in order to attract and retain executive officers who possess the knowledge, skills and abilities necessary to successfully execute their duties and responsibilities.
As further detailed below, the incentive compensation program is structured to align our executives’ bonus opportunities with the financial performance of the Company, as well as to reflect individual contribution and success. In addition to cash, a portion of the executives’ earned bonus will be paid in restricted stock, further aligning management with the interests of the shareholders.
Health and welfare benefit programs are provided to executive officers on the same terms and conditions as all other employees and are intended to be competitive within the industry and the local market area.
Process for Determining Executive Compensation.    The Compensation Committee and management participate in the determination of executive compensation programs and practices. Generally, the Compensation Committee is responsible for carrying out the responsibilities of its charter, including but not limited to establishing, implementing and monitoring adherence to the Company’s compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive.
Management’s role in determining executive compensation programs and practices consists of developing proposals regarding program design and administration for the Compensation Committee’s review and approval. Management also is responsible for making compensation recommendations each year, typically in the form of salary adjustments, short-term incentive targets and awards, and long-term incentive grants. The Compensation Committee, comprised entirely of independent directors, makes and approves recommendations regarding the compensation of Mr. Quinn, our President and CEO.
     Disclosure of Role of Compensation Consultants and Potential Conflicts of Interest Assessment.    From time to time, the Compensation Committee also uses outside compensation consultants. A compensation consultant generally reviews, analyzes and provides advice about the Company’s executive compensation programs in relation to the objectives of those programs, including comparisons to designated peer group companies, along with information and advice on competitive compensation practices and trends, and specific views on the Company’s compensation programs. There were no outside compensation consultants engaged by the committee in 2017.
Benchmarking of Compensation Levels.    In making compensation decisions for 2017, the Compensation Committee reviewed market data related to base salary, annual bonus and total compensation from the most recent public information available for the peer group below. While initial consideration is given to banks in the Mid-Atlantic region with assets between $1 and $3 billion, the Compensation Committee narrows this list to a peer group of banks which met the following basic criteria:

•	Commercial banks;

•	Having assets of approximately 0.75x to 2.5x that of the Company (which had approximately $1.5 billion in assets as of December 31, 2017);

•	Domiciled in the Mid-Atlantic region of the United States; and

•	Having similar business models, including a commercial banking focus, wealth and/or mortgage businesses.
Applying these criteria resulted in a list of 48 institutions, which the Committee further refined to these ten institutions it believed to be most closely comparable to that of the Company. This process resulted in the following peer group used in 2017:

Arrow Financial Corporation	Bryn Mawr Bank Corporation
Chemung Financial Corporation	Citizens & Northern Corporation
CNB Financial Corporation	Codorus Valley Bancorp, Inc.
Old Line Bancshares, Inc.	Penns Woods Bancorp, Inc.
Shore Bancshares, Inc.	Univest Corporation of Pennsylvania
The Company reviews the data from this peer group and other industry surveys. The Company does not use a formulaic approach to benchmarking compensation for individual job positions. The Compensation Committee also considers data related to three year average total compensation for executive officer positions as that is a metric available through SNL Financial for banks in the Mid-Atlantic region with assets between $1 billion and $3 billion.

2017 Compensation Decisions.    The Compensation Committee met six times in 2017. In December of 2017, the Committee reviewed and recognized management’s efforts to significantly improve the financial performance of the Company over 2016. As part of this process, the Committee reviewed the projected performance awards under the executive incentive compensation plan, and discussed discretionary awards.
Base Salary.    Base salaries for executive officers have been determined based upon a comparison of the Company to competitive market data, as well as individual performance and contributions. In determining the level of base salary, an individual’s personal performance in achieving previously established goals is a contributing factor. On April 27, 2017, the Committee met to discuss base salaries for all the executive officers, and approve salary adjustments for the entire organization. The Committee approved base salaries for the executive officers as follows: Quinn - $504,250, Boyle - $317,474, Metz - $260,100, Wallace - $239,498 and Fague - $233,250.
Incentive Compensation Plan.    In 2013, the Compensation Committee approved changes to the Executive Incentive Guidelines, which were intended to reflect changes in market practice, plan design and internal considerations regarding incentive compensation at the Company. The program was structured to provide cash bonuses based on a combination of Company performance and individual contributions. For 2017, it was decided that Company performance would be defined as performance versus budgeted net income and return on equity compared to cost of capital, including the following measures and attributes:

•	Return on equity (ROE) compared to the Company’s cost of capital;

•	Performance to Budgeted Net Income Target;

•	Claw-back provisions; and

•	Multi-year payouts.
This set of measures was chosen to effectively balance incentivizing management on core operating measures, linking annual incentives to measures that in the aggregate create shareholder value, and taking into account resultant risk. The 2017 plan adopted the following payment structure:

•	50% of earned incentive paid, in cash; and

•	50% of earned incentive paid in restricted stock with 3 year cliff vesting (subject to claw-back).
The results for 2017 used as inputs to determine incentive payouts, at the discretion of the Compensation Committee, were adjusted upward from the reported financial statements to exclude the adverse impact of legal indemnification costs and the adverse impact of the 2017 Tax Cuts and Jobs Act on financial performance, and to exclude securities gains which, if included, would have produced higher incentive payouts.
The target payout under the 2017 Incentive Compensation Plan was 50% of the executive’s base salary. This payout would be scaled (adjusted) upward or downward depending upon the performance of the Company as it relates to the metrics evaluated. The metrics were budgeted net income and return on equity, which were equally weighted at 50%. The following table represents the target net income and target return on equity as approved by the Compensation Committee and the performance relative to the targets, and outlines the corresponding payout scale as a percentage of base salary:

Performance targets set by Compensation Committee in 2017:

	Net Income (dollars in thousands) $	Payout % of Base Salary	ROE	Payout % of Base Salary	Maximum Bonus as % of Base Salary

	14,331	37.50%	10.75%	37.50%	75.00%
	13,376	35.00%	10.00%	35.00%	70.00%
	12,420	32.50%	9.25%	32.50%	65.00%
	11,465	30.00%	8.50%	30.00%	60.00%
	10,509	27.50%	7.75%	27.50%	55.00%
Target	9,554	25.00%	7.00%	25.00%	50.00%
	9,076	23.75%	6.75%	23.75%	47.50%
	8,599	22.50%	6.50%	22.50%	45.00%
	8,121	21.25%	6.25%	21.25%	42.50%
	7,643	20.00%	6.00%	20.00%	40.00%
	7,166	18.75%	5.75%	18.75%	37.50%

Company performance relative to targets and payout calculations in 2017:

					Payout %	Payout %
Performance Measure	Target	Actual (1)	% of Target	% Weighting	of Target	of Base Salary

Net Income	$9,554	$10,372	108.4	50	54.2	27.1
Return on Equity	7.00%	7.41%	105.7	50	52.9	26.5
			Total	100	107.1	53.6
(1) Excluding impact of indemnification costs, revaluation of deferred tax assets under the Tax Cuts and Jobs Act, and securities gains.
Calculated payouts to Named Executive Officers according to incentive plan:

Name	Cash Component ($)	Payout as % of Base Salary	Equity Component Value ($)	Payout as % of Base Salary	Shares Awarded in 2018 per Plan (1) (#)

Thomas R. Quinn, Jr.	134,954	26.8	134,954	26.8	5,261
David P. Boyle	84,966	26.8	84,966	26.8	3,313
Adam L. Metz	69,611	26.8	69,611	26.8	2,714
Benjamin W. Wallace	64,098	26.8	64,098	26.8	2,499
Philip E. Fague	62,425	26.8	62,425	26.8	2,434
(1) Share grants made on January 18, 2018.

Discretionary Cash Bonus. In 2017, the Compensation Committee approved discretionary cash bonuses to the Named Executive Officers, as a result of individual contributions to the strong financial performance of the Company throughout 2017. The discretionary bonuses awarded were as follows:

Name	Amount	Discretionary Bonus as % of Base Salary

Thomas R. Quinn, Jr.	$70,000	13.9%
David P. Boyle	28,000	8.8%
Adam L. Metz	19,000	7.3%
Philip E. Fague	18,000	7.5%
Benjamin W. Wallace	18,000	7.7%
Long-term Incentives.    In 2011, the Board of Directors of the Company unanimously approved and adopted the Orrstown Financial Services, Inc. Stock Incentive Plan of 2011 (the “Stock Incentive Plan”). The Stock Incentive Plan was approved by the shareholders at the 2011 Annual Meeting. The purpose of this plan is to promote the long term success of the Company and the creation of shareholder value by:

•	providing additional incentives to those officers and key employees who are in a position to contribute to the long term growth and profitability of the Company;

•	assisting the Company to attract, retain and motivate key personnel with experience and ability; and

•	linking employees receiving share based awards directly to shareholder interests through increased stock ownership.
The Compensation Committee, on behalf of the Board of Directors, administers the Stock Incentive Plan, and determines the number of shares to be granted, as well as the relevant terms and conditions of each grant. Grants of shared based awards, including restricted stock, to officers of the Company and other key employees are based on criteria established by the Compensation Committee including past performance, job duties, scope and responsibilities and contributions to overall Company performance.
The Compensation Committee has discretion over the number of shares or shares covered by option grants awarded at any given time, subject to the conditions and restrictions of the Stock Incentive Plan. See the table below titled “2017 Grant of Plan-Based Awards Table” for restricted stock grants madeto Named Executive Officers in 2017.
401(k) Plan.    The Bank maintains a 401(k) plan for the benefit of eligible employees. The Bank makes annual matching contributions of up to 50 percent of employee contributions under the plan, up to three percent of an employee’s annual compensation.
Deferred Compensation and Supplemental Benefit Programs.    The Bank has established salary continuation plans and group term replacement plans for certain of its executive officers. The purposes of these programs are to provide to those executive officers an economic incentive for long term service to the Company and the Bank. The Compensation Committee believes that these programs are competitive with those offered by other banks of similar size on a regional basis.
The Bank has established salary continuation plans for certain of its executive officers including Messrs. Quinn, Boyle and Fague, in order to provide them with supplemental retirement income (the “Salary Continuation Agreements”). The purpose of the plans is to provide an incentive to such persons to continue in the employ of the Bank.
The Bank also has established an officer group term replacement plan (split dollar plan) in which Messrs. Quinn and Fague participate. This plan provides participating officers with a life insurance benefit equal to two times current salary with no cap. Under the plan, the officer receives the same coverage as he currently receives under the Bank’s group term plan but at less cost to the Bank while the officer is employed. The officer receives continued coverage after retirement for a small annual charge. The post-retirement coverage will approximate two times annual salary (but not exceed the net coverage purchased).
As noted above in connection with director compensation, the Company also has established a non-qualified deferred compensation plan for directors and executive officers, but no executive officer made any deferrals pursuant to that plan in 2017.
Executive Employment Agreements.    The Company extended executive employment agreements to Messrs. Boyle, Wallace, and Fague, which continue until May 2019 and Mr. Metz until March 2020. The minimum base salaries are Boyle $308,227, Metz $255,000, Wallace $232,522, and Fague $226,457. During the period of employment and for the greater of six months following such termination of employment or the period of severance payments, but not to exceed 24 months, each executive agrees not to directly or indirectly engage in business competition with the Company or the Bank with respect to its services, products, processes, customers, methods of doing business and similar matters within a 75 mile radius of Shippensburg, Pennsylvania. In addition, during this period, each executive will not solicit or attempt to solicit, divert or appeal to any employees, customers, clients or referral sources of the Company, the Bank or any of their respective subsidiaries.

The Company extended an executive employment agreement with Mr. Quinn, which continues until June 25, 2021. The minimum annual base salary is $489,250. During the term of the agreement, the Company will cause Mr. Quinn to be elected to the Board of Directors of the Bank and to nominate him to serve as a director of the Company. During the period of employment and for one year thereafter, Mr. Quinn agrees not to directly or indirectly engage in business competition with the Company or the Bank with respect to its services, products, processes, customers, methods of doing business and similar matters within a 75 mile radius of the Company’s then current headquarters. In addition, during this period, Mr. Quinn will not solicit or attempt to solicit, divert or appeal to any employees, customers, clients or referral sources of the Company, the Bank or any of their respective subsidiaries.
Change in Control Benefits.    In conjunction with the executive employment agreements, the Company and the Bank entered into a Change in Control Agreement with Messrs. Quinn, Boyle, Metz, Wallace, and Fague. The purpose of each agreement is to promote the interests of the Company and the Bank by mitigating the concerns for job security, authority or compensation in connection with a potential change in control of the Company or the Bank, such that the business and strategic decisions the Executives may make on behalf of the Company and the Bank may be made independently of such concerns. The Compensation Committee believes that providing change in control benefits is competitive with the practices of its peers. The key terms and conditions of the change in control arrangements are described below under “Potential Payments Upon Termination or Change in Control.”
Risk Management.    We believe that the Company’s compensation programs and practices for its employees are not reasonably likely to have a material adverse effect on the Company. Annual incentive compensation is wholly subject to the discretion of the Compensation Committee and the independent directors. Similarly, not only is long-term incentive compensation in the forms of restricted stock and stock options also subject to Compensation Committee and independent director discretion, it also reflects a modest portion of total compensation at lesser levels than among the Company’s peers. With respect to those employees whose compensation may involve a variable component, such as lenders and investment counselors who are paid, in part, based upon production, we believe the aggregate absolute amount of such compensation is not material to the Company and that the Company’s internal controls further mitigate the risks that otherwise might be incurred as a result of such activities and compensation practices.
Tax and Accounting Considerations.    The Company takes into account the tax and accounting implications in the design of its compensation programs. For example, in the selection of long-term incentive instruments, the Compensation Committee reviews the projected expense amounts and expense timing associated with alternative types of awards. Under current accounting rules (i.e., Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718), the Company must expense the grant-date fair value of share-based grants such as stock option awards, restricted stock, performance shares, and stock appreciation rights settled in stock. The grant-date value is amortized and expensed over the service period or vesting period of the grant. In selecting appropriate incentive devices, the Compensation Committee reviews appropriate expense analyses and considers the related tax and accounting issues.
Section 162(m) of the Internal Revenue Code places an annual limit on the tax deduction for certain compensation paid in excess of $1 million to the Chief Executive Officer and the three most highly compensated executive officers of a corporation. All of the compensation the Company paid in 2017 to the Named Executive Officers is expected to be deductible under Section 162(m) of the Internal Revenue Code. Whether all elements of compensation paid by the Company in future years will be fully deductible is dependent upon many factors as required by Section 162(m) of the Internal Revenue Code and applicable regulations. Such factors include the aggregate level of taxable income received by an executive in each year, the structure of various compensation plans, the manner in which incentive compensation goals are established and a determination of satisfaction of those goals, and the relationship between the Company and the directors serving on the committee determining the performance goals related to incentive compensation and the satisfaction of such performance goals. The Compensation Committee retains the flexibility to pay both compensation that will be fully deductible and compensation that may not be deductible in structuring the Company’s compensation programs in its actions to promote the best interests of the Company and its shareholders.
Upon a change in control of the Company, some portion of the severance payments paid to our Executives may exceed the deductible limitations under Section 280G of the Internal Revenue Code.  The Compensation Committee believes that this flexibility in structuring compensation to our Executives is in the best interest of our shareholders.
Under the executive incentive compensation program effective for 2017, there are in place forfeiture and/or claw-back provisions for the recoupment of incentive compensation in the event of excessive risk impacting financial performance and restatement or adjustment of the performance measures in the future after incentive awards have been made. The Company did not utilize provisions for recoupment of incentive compensation for 2017 due to restatement or adjustment of the performance measures. The Company does not currently maintain stock ownership guidelines or equity incentive retention guidelines for its Named Executive Officers (unless they also serve on the Board of Directors), but generally such officers hold personal investments in the Company’s stock. The Company does not have any policies regarding hedging strategies applicable to the Named Executive Officers or directors and their personal investments in Company stock.
Shareholder Advisory Votes on Compensation.    At the 2017 Annual Meeting of Shareholders, the Company’s shareholders approved an advisory vote on its executive compensation policies and practices ("Say on Pay") as disclosed in the Compensation Discussion and Analysis and the proxy statement by more than 86% of the shares voting on the matter.  At the 2017 Annual Meeting of Shareholders, a majority of the shareholders approved an advisory vote recommending that such Say on Pay vote be taken annually. The Company continues to follow this advisory vote on the annual frequency of such Say on Pay votes.
Compensation Committee Report
We, the members of the Compensation Committee of the Board of Directors of Orrstown Financial Services, Inc., have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company and, based on such review and discussion, have recommended to the Board of Directors of the Company inclusion of the Compensation Discussion and Analysis in this proxy statement and, through incorporation by reference from this proxy statement, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.
Submitted by the Compensation Committee:

Floyd E. Stoner, Chair
Jeffrey W. Coy
Mark K. Keller
Glenn W. Snoke
Joel R. Zullinger
Except as set forth above, this report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.
Compensation Risk Assessment
The Compensation Committee periodically conducts a Compensation Risk Self-Assessment. The latest Compensation Risk Self-Assessment, which was conducted in December 2017, concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Executive Compensation Tables
The following table sets forth information as to the compensation paid or accrued by the Company for the year ended December 31, 2017 for services rendered in all capacities by our principal executive officer and principal financial officer during fiscal 2017, as well as our three most highly compensated executive officers (other than our principal executive officer and principal financial officer). References throughout this proxy statement to our “Named Executive Officers” or “Named Executives” refer to each of the individuals named in the table below.

2017 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Cash Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)

Thomas R. Quinn, Jr.	2017	499,635	70,000	111,750	0	134,954	273,200	60,059	1,149,598
President &	2016	484,866	30,000	53,070	0	0	257,329	46,832	872,097
Chief Executive Officer	2015	448,904	105,000	575,447	0	0	242,379	39,142	1,410,872

David P. Boyle	2017	314,629	28,000	78,225	0	84,966	161,680	19,600	687,100
Executive Vice President &	2016	305,465	17,500	44,225	0	0	155,351	11,813	534,354
Chief Financial Officer	2015	294,317	30,000	37,627	0	0	75,942	13,583	451,469

Adam L. Metz	2017	258,531	19,000	22,350	0	69,611	0	16,634	386,126
Executive Vice President &	2016	78,462	30,000	99,450	0	0	0	4,029	211,941
Chief Lending Officer	2015	0	0	0	0	0	0	0	0

Benjamin W. Wallace	2017	237,352	18,000	44,700	0	64,098	0	7,579	371,729
Executive Vice President &	2016	230,439	51,380	26,535	0	0	0	7,263	315,617
Chief Operations and Technology Officer	2015	222,088	20,000	28,393	0	0	0	5,353	275,834

Philip E. Fague	2017	231,160	18,000	44,700	0	62,425	40,212	25,752	422,249
Executive Vice President &	2016	224,427	13,000	26,535	0	0	37,876	16,885	318,723
Chief Trust Officer	2015	216,237	20,000	27,651	0	0	35,676	28,279	327,843

(1)
Stock and option awards are valued based on the aggregate grant date fair value of awards granted during the year computed for financial reporting purposes pursuant to FASB ASC Topic 718. There is no assurance the value realized by an executive officer will be at or near the value estimated by ASC Topic 718. The actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised or the value of stock awards when they vest. Please see the 2017 Outstanding Equity Awards at Fiscal Year-End Table below for more information regarding stock awards and options outstanding at December 31, 2017.

(2)	Represents the aggregate increase in the present value of the officer’s accumulated benefit under the salary continuation plan.

(3)	See 2017 All Other Compensation Table below.

The compensation represented by the amounts set forth in the “All Other Compensation” column in the 2017 Summary Compensation Table is detailed in the following table.
2017 ALL OTHER COMPENSATION TABLE

		Vehicle
		Allowance or
		Personal use	Country		Split Dollar	Company Contributions
		of Company	Club	Insurance	Life Insurance	to Retirement and
Name	Year	Vehicle ($) (1)	Dues ($)	Premiums ($)(1)	Benefit ($) (2)	401(k) Plans ($)	Total ($)

Thomas R. Quinn, Jr.	2017	6,724	0	2,322	46,664	4,349	60,059
	2016	7,958	0	2,054	35,242	1,578	46,832
	2015	4,704	0	941	31,130	2,367	39,142

David P. Boyle	2017	4,768	6,136	1,242	0	7,454	19,600
	2016	4,632	5,436	1,099	0	646	11,813
	2015	4,426	5,136	919	0	3,102	13,583

Adam L. Metz	2017	8,400	6,073	810	0	1,351	16,634
	2016	2,262	1,518	249	0	0	4,029
	2015	0	0	0	0	0	0

Benjamin W. Wallace	2017	0	0	459	0	7,120	7,579
	2016	0	0	350	0	6,913	7,263
	2015	0	0	329	0	5,024	5,353

Philip E. Fague	2017	104	3,575	2,130	12,982	6,961	25,752
	2016	273	3,750	1,827	4,280	6,755	16,885
	2015	242	3,275	677	17,324	6,761	28,279

(1)	The reported insurance premiums are paid by the Bank in connection with the employee group term replacement plans as described above in the Compensation Discussion and Analysis.

(2)	Represents the aggregate increase in the present value of the officer’s split dollar benefit under the group term replacement plan described in the Compensation Discussion and Analysis.

2017 GRANT OF PLAN-BASED AWARDS TABLE

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Thomas R. Quinn, Jr.	01/30/17	5,000	111,750
David P. Boyle	01/30/17	3,500	78,225
Adam L. Metz	01/30/17	1,000	22,350
Benjamin W. Wallace	01/30/17	2,000	44,700
Philip E. Fague	01/30/17	2,000	44,700

(1)	The awarded restricted stock vests January 30, 2020.

(2)	The fair value of the award is the fair value of the Company Common Stock on the date of grant ($22.35) multiplied by the number of shares granted.

2017 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards			Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (2)	Equity incentive plan awards: number of unearned shares that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)

Thomas R. Quinn, Jr	6,000	21.14	07/21/2020	41,167	1,039,467	0	0

David P. Boyle				23,180	585,295	0	0

Adam L. Metz				5,500	138,875	0	0

Benjamin W. Wallace				17,145	432,911	0	0

Philip E. Fague	4,800	21.14	07/21/2020
	1,425	36.95	07/30/2019
	2,560	30.01	07/15/2018	17,102	431,826	0	0

(1) There were no un-exercisable options at December 31, 2017.
(2) Calculated using December 29, 2017 closing stock price of $25.25

2017 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

Thomas R. Quinn, Jr.	0	0	0	0
David P. Boyle	0	0	0	0
Adam L. Metz	0	0	0	0
Benjamin W. Wallace	0	0	0	0
Philip E. Fague	0	0	0	0

(1)	Calculated using the market value of Company Common Stock on the date of vesting.

2017 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Thomas R. Quinn, Jr.	Salary Continuation Agreement	8	1,804,732	0
David P. Boyle	Salary Continuation Agreement	3	392,974	0
Adam Metz		0	0	0
Benjamin W. Wallace		0	0	0
Philip E. Fague	Salary Continuation Agreement	28	385,446	0

In the previous table:

•	The number of years of credited service equals the number of years of employment service.

•
When we use the phrase “present value of accumulated benefit,” we are referring to the present value of the Named Executive Officer’s accumulated benefits under our pension plans, determined using the assumptions set forth in our audited consolidated financial statements for the year ended December 31, 2017.

•
The present value of accumulated benefits shown in the table above has been determined using the assumptions set forth in the audited consolidated financial statements for the year ended December 31, 2017.

•	No amounts were actually paid or provided to the Named Executive Officers during 2017.
A description of the Salary Continuation Agreement appears below under “Potential Payments Upon Termination or Change in Control.”
2017 Pay Ratio Disclosure

	2017

Median annual compensation of all employees (except the Company's CEO)	$55,969
Annual compensation of the Company's CEO	1,149,598
Ratio of CEO to median employee compensation	20.5	x

Methodology for Determining Median Employee Compensation
The Company, through use of payroll and other internal records, accumulated all compensation paid to all employees consistent with compensation calculated using Item 402(c)(2)(x) of SEC Regulation S-K (the "Total" column in the 2107 Summary Compensation Table). Compensation was annualized for permanent full- and part-time employees who were not employed for the entire fiscal year.
The date chosen for identifying the median annual employee compensation was December 31, 2017.
Potential Payments Upon Termination or Change in Control
Salary Continuation Agreements. The Bank has entered into Salary Continuation Agreements with Messrs. Quinn, Boyle and Fague. The Salary Continuation Agreements provide the executive officers with certain specified benefits upon a separation from service as a result of normal retirement, early termination, disability, death or a change in control. In the event of early termination by the Company other than for cause, or by the executive, unrelated to a change in control transaction and prior to reaching normal retirement age, the executive would receive the accumulated benefit described in the 2017 Pension Benefit Table.
Benefits are payable in monthly installments over a 15 year period beginning within 60 days following the executive officer’s separation from service upon or after the executive reaching normal retirement age, within 60 days following the executive officer reaching normal retirement age in the cases of early termination and change in control, or within 60 days after separation from service in the case of disability. Under the Salary Continuation Agreements, the amount of the normal retirement benefit when combined with Social Security and amounts available under the Bank’s 401(k) and profit sharing plans is intended to provide the executive officer with retirement income equal in amount to 70 percent of final annual salary. The Salary Continuation Agreement with Mr. Quinn provides for an annual normal retirement benefit of $400,000 at age 65; Mr. Boyle of $240,000 at age 65; and Mr. Fague of $73,000 at age 65.
In the event of an early separation from service or a separation from service due to disability prior to normal retirement age, the amount of the benefit under the plan will be actuarially reduced from the normal retirement benefit. In the event of a change in control, the amount of the benefit will be the amount of the normal retirement benefit. In the event an executive officer dies while in active service, the officer’s beneficiary will be entitled to receive the normal retirement benefit payable in monthly installments over a 15 year period. In the event an executive officer dies after benefit distributions have commenced, the Bank will continue to distribute the remaining benefits to the officer’s beneficiary at the same time and in the same amounts as would have been distributed to the executive officer had he or she survived.
Benefits under the Salary Continuation Agreement will be forfeited by an executive officer who is terminated for cause, or if the executive officer commits suicide within 2 years after the effective date of the Salary Continuation Agreement; if an insurance company which issued a life insurance policy covering the executive officer and owned by the Bank denies coverage because of misstatements of fact made by the executive officer on an application for life insurance; if the executive officer is subject to a final removal or prohibition order issued by a federal banking agency pursuant to the Federal Deposit Insurance Act; or the executive officer becomes interested as a sole proprietor, partner, substantial shareholder, officer, director, or employee in a competitor of the Bank within a 50 mile radius of the Bank’s headquarters in Shippensburg, Pennsylvania.
Executive Employment Agreements.    As detailed in the “Compensation Discussion and Analysis” section, the Company previously entered into an executive employment agreement with Mr. Quinn providing for a term continuing until 2021, with Mr Metz for a term continuing until 2020, and with Messrs. Boyle, Fague, and Wallace for terms continuing until 2019.
Such employment agreements provide for a term of either three or five years, plus an annual extension of such term for an additional year, unless the executive is given at least sixty days notice of non-renewal. The agreements provide that if the executive is still employed upon attaining age 65, such executive will provide notice of retirement in which event the executive will receive salary continuation for a period of six months plus payment of 150% of the premium cost to maintain the executive’s group life insurance benefit for a period of three years. Such mandatory retirement may be delayed upon Board approval in one year increments.
In the event that the executive’s employment is terminated by the Company or the Bank during the term of the agreement without cause, or by executive for “good reason” as defined in the agreement, then the executive will be paid severance equal to his or her base salary plus the average cash bonus amount received during the past three years for a period equal to the greater of the remaining term of the agreement or six months. The executive would also be entitled to continue to participate in employee benefit plans for six months or receive a cash contribution in lieu thereof.
Termination by the executive for good reason shall include if: (i) there has occurred a material breach of the employer’s material obligations under the agreement; (ii) the employer, without executive’s prior written consent, changes or attempts to change in any material respect the authority, duties, compensation, incentive compensation, benefits or other terms or conditions of executive’s employment, or executive’s reporting structure, in a manner that is adverse to the executive; or (iii) the employer requires executive to relocate his or her principal business location 75 miles or more from the employer’s then current headquarters.
During the period of employment and for the greater of six months following such termination of employment or the period of severance payments, but not to exceed 24 months, each executive agrees not to directly or indirectly engage in business competition with the Company or the Bank with respect to its services, products, processes, customers, methods of doing business and similar matters within a 75 mile radius of Shippensburg, Pennsylvania. In addition, during this period, each executive will not solicit or attempt to solicit, divert or appeal to any employees, customers, clients or referral sources of the Company, the Bank or any of their respective subsidiaries.
The following table summarizes potential benefits for Messrs. Quinn, Boyle, Metz, Wallace and Fague, under their employment agreements, in the event of a termination of their employment unrelated to a change in control transaction if such termination had occurred on December 31, 2017.

Name	Cash Payment Upon Involuntary Termination (without cause) ($)(1)	Cash Payment Upon Voluntary Termination for “Good Reason”($)(1)	General Health and Welfare Benefits ($)(2)	Total ($)

Thomas R. Quinn, Jr.	2,683,901	2,683,901	71,196	2,755,097
David P. Boyle	894,854	894,854	36,465	931,319
Adam L. Metz	575,833	575,833	32,476	608,309
Benjamin W. Wallace	703,437	703,437	35,529	738,966
Philip E. Fague	656,513	656,513	35,454	691,967

(1)
Assumes payment of continued salary under existing employment agreement for remaining term of agreement in effect as of December 31, 2017. In the event of death, in lieu of this amount, the executive’s estate would receive a payment equal to six months of the then annual base salary.

(2)	Estimated benefits contribution expense for six months post-termination.

Change in Control Benefits.  The Company and the Bank entered into Change in Control Agreements, concurrent with the Employment Agreements, with Messrs. Quinn, Boyle, Metz, Wallace and Fague. The Change in Control Agreements provide that the Company and the Bank are to pay to the executive the specified amounts of cash compensation and provide the specified health and welfare benefits in the event that the executive’s employment is terminated by the Company or Bank or any successor, without cause, within two (2) years after the occurrence of a change in control or if such termination is initiated by the Executive for any reason within six months following a change in control.
Under the Change in Control Agreement, a “change in control” shall be deemed to occur if: (i) any person or group of persons acting in concert, shall have acquired ownership of more than 50 percent of the total fair market value or total voting power of the stock of the Company; (ii) the composition of the Board of Directors of the Company shall have changed such that, during any period of 12 consecutive months during the term of the Change in Control Agreement, the majority of such Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company, who were in office before the appointment or election; (iii) any person or group of persons acting in concert acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of 30 percent or more of the total voting power of the stock of the Company; or (iv) any person or group of persons unrelated to the Company acting in concert acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of a portion of the Company’s assets that has a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company before the acquisition or acquisitions, with the asset values determined without regard to any liabilities associated with such assets.
The Change in Control Agreements provide that upon a termination pursuant to a change in control, the Company and the Bank are obligated to pay to the executives cash compensation in an amount equal to 2.99 times (1) annual base salary, plus (2) the highest annual cash bonus and other annual incentive cash compensation awarded over the past three years before the calendar year in which the termination of employment occurred. Payment of this cash compensation is to be made in a single lump sum within fifteen (15) days after the termination of employment.
The Change in Control Agreements further provide that upon a change in control, if the plans governing the vesting and exercise rights of stock options, shares of restricted stock and other equity-based compensation units are silent on the subject of change of control, all such options, shares and units shall immediately become vested and exercisable as to all or part of the shares and rights covered thereby.
The Change in Control Agreements further provide that upon a termination pursuant to a change in control, the Company and the Bank are obligated to provide to the executive for a specified term the life, disability, medical/health insurance and other health and welfare benefits in effect with respect to the executive immediately prior to the termination pursuant to the change in control. For each executive, the term is two years. The executive, however, will continue to be responsible for the costs of such benefits to the same extent as other similarly situated active employees of the Bank and the executive’s spouse and/or eligible dependents will continue to be covered on the same terms that they were covered prior to the termination of employment.
The Change in Control Agreements further provide that in the event any benefit or payment from the Company to the Executive shall be deemed to be an “Excess Parachute Payment”, as defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended, then the aggregate present value of amounts or benefits payable to Executives shall be reduced to the greater of (i) the highest aggregate present value of the amount due under the agreement that can be made without causing any payments or benefits to be an Excess Parachute Payment or (ii) the largest portion of the amount due under the agreement that after taking into account all applicable state and federal taxes, including any taxes payable pursuant to Section 4999 of the Internal Revenue Code, results in a greater after-tax benefit to the Executive than the after-tax benefit to the Executive calculated under (i) above.
If the executive’s employment is terminated following a change in control, for the greater of (i) six months following termination of employment or (ii) the one year anniversary of the change in control, each executive agrees not to directly or indirectly engage in business competition with the Company or the Bank with respect to its services, products, processes, customers, methods of doing business and similar matters within a 75 mile radius of Shippensburg, Pennsylvania. In addition, during this period, each executive will not solicit or attempt to solicit, divert or appeal to any employees, customers, clients or referral sources of the Company, the Bank or any of their respective subsidiaries.
The following table summarizes potential change in control benefits for each of the Named Executive Officers. For the purposes of this table, we assumed a change in control of the Company and a termination of employment by the surviving company without cause (or a resignation by the executive for any reason), and that both events occurred on December 31, 2017.

Name	Cash Benefit Under Change in Control Arrangement ($)	Cash Benefit Under Salary Continuation Agreement($)(1)	General Health and Welfare Benefits ($)(2)	Total Benefits ($)(3)

Thomas R. Quinn, Jr.	1,947,408	2,717,411	47,611	4,712,430
David P. Boyle	1,250,669	1,736,858	44,854	3,032,381
Adam L. Metz	777,699	0	44,007	821,706
Benjamin W. Wallace	941,548	0	43,703	985,251
Philip E. Fague	921,087	486,132	43,611	1,450,830

(1)
Present value as of December 31, 2017 of accumulated benefit under Salary Continuation Agreement at normal retirement age. Benefit payable over a 15-year period upon executive officer reaching normal retirement age specified in the executive officer’s respective agreement.

(2)	Value of benefits based upon assumptions used for financial reporting purposes under generally accepted accounting principles.

(3)	Does not include amount of value from accelerated vesting of stock options or restricted stock as disclosed in the 2017 Outstanding Equity Awards table.

PROPOSAL 2 - AMENDMENT AND RESTATEMENT OF THE
2011 ORRSTOWN FINANCIAL SERVICES, INC. STOCK INCENTIVE PLAN

The Board of Directors, in reliance upon the recommendation of the Compensation Committee, unanimously approved, subject to the approval of the Company’s shareholders, the amendment and restatement of our Stock Incentive Plan (which was originally adopted by the Company’s shareholders effective May 3, 2011) (the “Plan”) to increase the number of shares of common stock available for issuance under the Plan and extend the term of the Plan for another ten years. If approved by the shareholders, the amended and restated Plan shall be effective as of the date of such approval.
Summary of the Changes to the Plan
If adopted by the shareholders, the Plan would be changed as follows:

•
The number of shares of common stock authorized for issuance under the Plan would increase from 381,920 to 881,920, subject to future adjustment to reflect any recapitalizations or other transactions described in the Plan.

•	The term of the Plan would be extended to May 31, 2028, subject to any future extensions.
None of the other terms of the Plan would be changed.
If approved, the changes described above will enable us to continue utilizing the Plan as a means to aligning our executive compensation program with the long-term interests of our shareholders, as well as with evolving best practices in equity and incentive compensation.
If this amendment and restatement is not approved by shareholders at the Annual Meeting, no new shares will be added to the Plan and awards will continue to be granted under the Plan as currently in effect.
The following table shows the numbers of shares of our stock that have been granted or are available for grants under the Plan:

Category	Amount

Shares granted and vested under the Plan	31,232
Shares subject to awards under the Plan, but not yet vested	342,428
Shares remaining available for awards under the Plan before this amendment	8,260
Maximum shares available for grant prior to this amendment	381,920
Increase in shares available for grant as a result of this amendment	500,000
Maximum shares under the Plan after this amendment	881,920
The shares remaining available for awards under the Plan, and any shares subject to awards already granted but not yet vested and which expire without vesting, or any other awards that expire or are canceled without issuance of shares, shall be added back to the maximum number of shares eligible for awards under the Plan and may be the subject of awards thereafter without further amendment of the Plan or approval of our shareholders. Those awards shall not be considered increases to the maximum number of shares issuable under the Plan, but any such awards shall be subject to the other provisions of the Plan. Shares of stock issued pursuant to the Plan may be either then authorized but unissued shares or shares held in treasury.
The maximum number of shares that can be issued under the Plan may be adjusted pursuant to Article 3 of the Plan, without further shareholder approval, in certain specified events, including any change in the number of shares of common stock outstanding by reason of a stock dividend, recapitalization, stock split, or combination or exchange of shares, or a merger, reorganization or consolidation in which the Company is the surviving corporation, or a reclassification or by reason of any other extraordinary or unusual events affecting the outstanding shares of common stock as a class without the Company’s receipt of consideration.
If the shareholders approve the amendment and restatement of the Plan, the Plan will be amended and restated in the form attached as Annex A.
Summary of the Plan
The following is a summary of the key provisions of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, which is attached as Annex A.

•Purpose. The principle purposes of the Plan are to: (a) further align the interests of the Company’s shareholders with those of participants in the Plan, (b) enhance the Company’s ability to attract, retain and motivate persons who may be expected to make important contributions to the Company, (c) promote the alignment of pay with performance through the granting of stock-based incentives, and (d) facilitate an ownership culture in which participants in the Plan have the opportunity to participate in the value created by the Company. As discussed in the section titled “Compensation Discussion and Analysis,” the Board of Directors believes that stock-based incentives are a key component to compensation arrangements for our executive officers, non-employee Directors and other key employees.
•Administration. The Plan is administered and interpreted by the Compensation Committee. The Committee has the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, (iv) accelerate the vesting of any grants and reduce or waive any restrictions on the exercise or vesting of any grants, and (v) deal with any other matters arising under the Plan. Because all awards under the Plan are discretionary, it is not possible to predict the awards that will occur if the amendment and restatement of the Plan is approved. Neither the Board of Directors nor the Compensation Committee has made any decisions regarding future awards under the Plan.
•Grants. Incentives under the Plan consist of grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, deferred stock units and performance shares. All grants are subject to the terms and conditions set forth in the Plan and to those other terms and conditions consistent with the Plan as the Committee deems appropriate.
•Eligibility for Participation. All employees of the Company and its present or future subsidiaries, including employees who are officers or members of the Board, are eligible to participate in the Plan. In addition, members of the Board of Directors of the Company or members of the Board of Directors of any subsidiary of the Company, who are not employees of the Company or any of its subsidiaries are also eligible to participate in the Plan and may receive grants in the discretion of the Committee; provided, however, that only employees are eligible to receive Incentive Stock Options. The Committee selects the individuals to receive grants and determines the number of shares of common stock subject to a particular grant in such manner as the Committee determines.
•Stock Options. The Committee may grant options intended to qualify as “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options which are not intended to so qualify (“Nonqualified Stock Options”), or any combination of Incentive Stock Options and Nonqualified Stock Options (referred to in this summary collectively as the “Stock Options”), all in accordance with the terms and conditions of the Plan.
◦The purchase price of common stock subject to a Stock Option shall be determined by the Committee and shall not be less than 100% of the fair market value of a share of common stock on the date such Stock Option is granted.
◦The Committee shall determine the term of each Stock Option; provided, however, that the term of a Stock Option shall not exceed ten years from the date of grant.
◦The vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates, determined by the Committee, as specified in the grant instrument.
◦Without prior approval of the shareholders, the Company may not cancel a previously granted Stock Option in exchange for cash or a replacement grant with a lower (or no) exercise price; provide for any automatic grant of a new Stock Option upon a grantee’s exercise of any Stock Option; or amend a Stock Option to lower the exercise price (except in connection with anti-dilution adjustments) or take any other action that could constitute a repricing.
•Stock Appreciation Rights. The Committee may grant stock appreciation rights (“SARs”) to any grantee (i) independently, or (ii) in tandem with any Stock Option for all or a portion of the applicable Stock Option. Tandem SARs may be granted either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such tandem rights may be granted only at the time of the grant of such Incentive Stock Option. Unless the Committee determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related Stock Option, if any, or (iii) the fair market value of a share of common stock as of the date of grant of such SAR.
◦No SAR shall be exercisable more than 10 years after the date of its grant.
◦A SAR not granted in tandem with a Stock Option will become exercisable at such time or times, and on such terms and conditions, as the Committee shall specify in the grant instrument.A SAR granted in tandem with a Stock Option will be exercisable only at such time or times, and to the extent, that the related Stock Option is exercisable and will be exercisable only in accordance with the exercise procedure for the related Stock Option. Upon the exercise of a Stock

Option, the SARs relating to the common stock covered by the related Stock Option shall terminate. Upon the exercise of SARs, the related Stock Option shall terminate to the extent of an equal number of shares of common stock.
◦Upon a grantee’s exercise of some or all of the grantee’s SARs, the grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, common stock or a combination thereof. The stock appreciation for a SAR is the difference between the base price of the SAR and the fair market value of the underlying common stock on the date of exercise of such SAR.
•Restricted Stock. The Committee may issue or transfer shares of common stock to an eligible participant under a grant of restricted stock (a “Restricted Stock”), upon such terms as the Committee deems appropriate. The following provisions are applicable to grants of Restricted Stock:
◦Restricted Stock may be issued for cash consideration or for no cash consideration, at the sole discretion of the Committee. The Committee shall establish conditions under which restrictions, if any, on the transfer of shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the grant instrument as the “Restriction Period.”
◦If the grantee ceases to be employed by the Company or, in the case of a non-employee director, to serve or be engaged as such, during a period designated in the grant instrument as the Restriction Period, or if other specified conditions are not met, the grant of Restricted Stock shall terminate as to all shares covered by the grant as to which restrictions on transfer have not lapsed and those shares of Restricted Stock must be immediately returned to the Company. The Committee may, however, in its sole discretion, provide for complete or partial exceptions to this requirement as it deems appropriate, including, without limitation, upon death, disability or retirement.
•Deferred Stock Units. The Committee may grant to a participant the right to receive shares of common stock to be delivered in the future, or a cash payment equal to the fair market value of one or more shares of common stock as of a date in the future (a “Deferred Stock Unit”). Delivery of the common stock, or payment of the applicable cash amount, pursuant to a Deferred Stock Unit will take place at such time or times, and on such terms and conditions, as the Committee may determine.
•Performance Shares. The Committee may grant Performance Shares to such participants as it may select in its sole discretion, on such terms and conditions as the Committee shall determine. Performance Shares represent the right to receive a share of common stock, or payment of the fair market value of a share of common stock, at the discretion of the Committee, upon the attainment of specified Performance Goals.
◦The Committee shall set Performance Goals which, depending on the extent to which they are met during a Performance Period, will determine the number of Performance Shares that will be delivered to the recipient at the end of the Performance Period. The Performance Goals shall be set at threshold, target and maximum performance levels, with the number of Performance Shares to be delivered tied to the degree of attainment of the various performance levels under the various Performance Goals during the Performance Period. No payment shall be made with respect to a Performance Share if the threshold performance level is not attained.
◦“Performance Period” means that period established by the Committee during which the attainment of Performance Goals specified by the Company with respect to a grant of Performance Shares is to be measured. A Performance Period may be a 12-month period or a longer or shorter period.
◦“Performance Measures” means one or more of the following criteria, on which Performance Goals may be based, each a “Performance Measure”: (a) return on equity, (b) return on assets, (c) revenues, (d) net income, (e) earnings per share, (f) net operating profit, (g) non-interest income growth, (h) economic profit, (i) loan growth, (j) deposit growth, (k) stockholder value added or economic value added, (l) stock price or total stockholder return, (m) return on investment, (n) non-interest income to total revenue ratio, (o) net interest margin, (p) net charge-off ratio, (q) reserve coverage of non-performing loans, (r) market share, (s) productivity ratios, (t) regulatory compliance, (u) satisfactory internal or external audits, (v) capital and expense management, (w) achievement of risk management objectives, (x) efficiency ratio, (y) the ratio of non-performing assets to total assets, and (z) the ratio of non-performing loans to total loans. Performance Measures may be applied on a pre-tax or post-tax basis, and be based upon the performance of the Company, of any subsidiary, or a division or unit thereof, or of an individual grantee or groups of grantees. Performance Measures may be applied on an absolute basis or in relation to a peer comparison group or index.
◦The Committee has the discretion and authority to make adjustments to any grant of Performance Shares in circumstances where, during the Performance Period: (a) a grantee leaves the Company or any subsidiary and is subsequently rehired; (b) a grantee transfers between positions with different Performance Goals; (c) a grantee transfers to a position not eligible to participate in the grant; (d) a grantee becomes eligible, or ceases to be eligible, for another incentive offered by the

Company or any subsidiary; (e) a grantee is on a leave of absence; and (f) similar circumstances deemed appropriate by the Committee, consistent with the purpose and terms of the Plan.
•Minimum Vesting Requirements. Except in the case of substitute awards or awards granted as an inducement to join the Company as a new employee to replace forfeited awards from a former employer, any “full-value” award (generally defined as an award, other than a Stock Option or SAR, that is valued on the basis of Company common stock) granted under the Plan to an employee will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregoing cash compensation. The Committee, however, may permit acceleration of vesting of such awards in the event of the grantee’s death, disability or retirement, or upon a Change of Control or Ownership.
•Transferability of Grants
◦During a grantee’s lifetime, only the grantee may exercise rights under a grant and grants may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, except by will or by the laws of descent and distribution or, with respect to grants other than Incentive Stock Options, if permitted in any specific case by the Committee, in its sole discretion.
◦When a grantee dies, the representative or other person entitled to succeed to the rights of the grantee may exercise such rights. A successor grantee must furnish proof satisfactory to the Company of his or her right to receive the grant under the grantee’s will or under the applicable laws of descent and distribution.
•Change of Control of the Company. In the event of a Change in Control of the Company, all outstanding Stock Options and SARs become immediately exercisable, all restrictions on outstanding Restricted Stock will automatically and immediately lapse, and the time for delivery of the common stock or payment of the applicable cash amount under any outstanding Deferred Stock Unit will automatically accelerate. A “Change of Control or Ownership” shall be deemed to have occurred if:
◦Any one person, or more than one person acting as a group, acquires ownership of common stock that, taken together with stock held by such person or group, constitutes more than 50% of the total voting power or total fair market value of common stock then outstanding.
◦Any one person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the most recent acquisition by such person or group) ownership of common stock possessing 30% or more of the total voting power of common stock, or a majority of the Company’s Board of Directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board of Directors prior to the date of election.
◦Any one person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all assets of the Company immediately prior to such acquisition or acquisitions.
•Death, Disability and Retirement. In the event of the death, disability or retirement of a grantee, all outstanding Stock Options and, generally, all outstanding SARs become immediately exercisable.
•Amendment and Termination of the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time, in its discretion, subject to any required shareholder approval or any shareholder approval which the Board of Directors deems advisable for any reason.
•Withholding of Taxes. The Company has the right to deduct from all grants paid in cash, or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of grants paid in common stock, the grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such grants or the Company shall have the right to deduct from other wages paid to the employee by the Company the amount of any withholding due with respect to such grants. The Company also may withhold or collect amounts with respect to a disqualifying disposition of shares of common stock acquired pursuant to exercise of an Incentive Stock Option. The Committee is authorized to adopt rules, regulations or procedures related to tax withholding, including provision for the satisfaction of a tax withholding obligation, by the retention of shares of common stock to which the grantee would otherwise be entitled pursuant to a grant or by the grantee’s delivery of previously owned shares of common stock or other property.
•Employee Retirement Income Security Act of 1974 (ERISA). The Plan is not a qualified deferred compensation Plan under Section 401(a) of the Code. The Company believes that the Plan is not subject to any of the provisions of ERISA.

•Forfeiture
◦If the Committee finds, after consideration of the facts presented on behalf of the Company and the involved grantee, that the grantee has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of the grantee’s employment by or service with the Company or any subsidiary, or that the grantee has disclosed trade secrets of the Company or its affiliates, or that the grantee has intentionally failed to perform the individual’s stated duties, and that such actions have damaged the Company or any subsidiary in any significant manner, in the discretion of the Committee, then the grantee shall forfeit all rights under and to all unexercised grants, and under and to all grants to the grantee with respect to which the Company has not yet delivered payment or certificates for shares of common stock (as the case may be), all of which grants and rights shall be automatically canceled. Such forfeiture shall not apply to any Incentive Stock Option to the extent the forfeiture would result in disqualification of the stock option as an incentive stock option under Sections 421 and 422 of the Code.
◦The decision of the Committee as to the cause of the grantee’s discharge from employment with the Company and any subsidiary shall be final for purposes of the Plan, but shall not affect the finality of the grantee’s discharge by the Company of subsidiary for any other purposes.
The affirmative vote of a majority of the votes cast at the Annual Meeting is necessary to approve the amendment and restatement of the Plan. Abstentions and broker non-votes, if any, will have no effect on whether or not this proposal is approved.
The Board of Directors recommends a vote FOR the approval of the amendment and restatement of the 2011 Orrstown Financial Services, Inc. Stock Incentive Plan.

PROPOSAL 3 - ADVISORY VOTE ON COMPENSATION PAID TO
NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

A Non-Binding Advisory Vote to Approve the Compensation Paid to Our Named Executive Officers
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires us to hold a shareholder vote to approve, on a non-binding advisory basis, the compensation paid to our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules and regulations. This vote is commonly referred to as the Say-On-Pay vote. As required by the Dodd-Frank Act, the vote sought by this proposal is advisory and is non-binding on the Board of Directors. The Company’s shareholders voted at the 2017 Annual Meeting of Shareholders to hold this vote on executive compensation annually. The vote is non-binding, however, the Compensation Committee of the Board of Directors values the opinions expressed by our shareholders and will carefully consider the outcome of the vote in connection with future compensation decisions for our Named Executive Officers.
The Compensation Committee of the Board of Directors believes that our executive compensation program achieves our intended objective to provide fair, reasonable and appropriate levels of compensation and benefits in order to recruit, motivate, reward and retain qualified executive officers and generate long term value for the Company’s shareholders. Accordingly, we ask our shareholders to vote FOR approval of the non-binding advisory vote on compensation paid to our Named Executive Officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and narrative accompanying the tables.
The Board of Directors believes the following key aspects of our executive compensation program support our recommendation to vote FOR approval of the non-binding advisory vote on compensation paid to our Named Executive Officers:

•
Fair, Reasonable and Appropriate Levels of Compensation.    A study conducted by the Compensation Committee found that overall cash compensation levels for our Named Executive Officers were in line with the competitive market median and long-term incentive awards were within a competitive range of the market. Furthermore, the Company provides limited benefits and perquisites to our executives.

•
Pay and Performance Alignment.    The Compensation Committee believes that increases in salaries, incentive bonus payouts and stock option and restricted stock awards, when made, are consistent with our performance in relation to our operating plan and the performance of our peers.

•
Risk Mitigation.    We strive to have a risk appropriate compensation program. We believe that our mix of pay, which is balanced, and our incentive arrangements, which are not highly leveraged, promote a risk-appropriate environment for compensating our executives.

•
Long-term Incentive Strategy.    The strategy of granting equity awards is to balance a mix of restricted stock and or stock options, both of which will have multi-year vesting criteria. This reflects the Compensation Committee’s desire to increase the emphasis of our executive compensation program on achieving long-term performance, as well as to bolster the retentive effects of our stock-based compensation awards.
Additional details on our executive compensation programs and practices are set forth in the Compensation Discussion & Analysis section of this proxy statement, including the Summary Compensation Table and supporting tabular and narrative disclosures.
The affirmative vote of a majority of the votes cast at the Annual Meeting is necessary for the approval of the non-binding advisory vote on compensation paid to our Named Executive Officers as described in this proxy statement. Abstentions and broker non-votes, if any, will have no effect on whether or not this proposal is approved.
The Board of Directors recommends that you vote FOR approval of the non-binding advisory vote on compensation paid to our Named Executive Officers as disclosed in this proxy statement.

PROPOSAL 4 – RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF CROWE HORWATH LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018

Under the Audit Committee’s Charter, the Audit Committee is responsible for selecting the Company’s independent registered public accounting firm. The Audit Committee evaluates and monitors the auditors’ qualifications, performance and independence. You can learn more about the Audit Committee’s responsibilities with respect to the independent registered public accounting firm in the Audit Committee’s charter, which is posted on our website at www.orrstown.com.
On March 8, 2018, the Audit Committee presented its conclusions regarding the independent public accounting firm to our Board of Directors. Following this presentation, the Board voted unanimously to recommend that shareholders vote to ratify the Audit Committee’s selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
The Audit Committee and the Board have adopted a policy that, if a majority of the votes cast at the annual meeting is against ratification, the Audit Committee will reconsider its selection of Crowe Horwath LLP. The Audit Committee, however, will be under no obligation to select a new independent public accounting firm. If the Audit Committee does select a new independent public accounting firm for 2018, the Company will not seek shareholder ratification of the Audit Committee’s new selection.
The affirmative vote of a majority of the votes cast at the annual meeting is necessary to ratify the Audit Committee’s selection Crowe Horwath LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Abstentions and broker non-votes, if any, will have no effect on whether or not this proposal is approved.
The Board of Directors recommends a vote FOR the ratification of the Audit Committee’s selection of Crowe Horwath LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Relationship with Independent Registered Public Accounting Firm
Representatives of Crowe Horwath LLP, the Company’s independent registered public accounting firm for 2017, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Audit Fees and Non-Audit Fees.    Aggregate fees billed for professional services rendered for the Company and its subsidiaries by Crowe Horwath LLP for the fiscal year ended December 31, 2017 and December 31, 2016 are set forth below:

	2017	2016

Audit Fees	$273,985	$263,988
Audit-Related Fees	0	0
Tax Fees	41,564	21,000
All Other Fees	0	0
TOTAL	$315,549	$284,988

Audit Fees were for professional services rendered for the audits of the consolidated financial statements of the Company, quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents and other assistance required to complete the year-end audit of the consolidated financial statements, assessment of the Company’s internal controls and in the review of the Company’s Annual Report on Form 10-K.
Tax Fees for 2017 and 2016 were in connection with the preparation and amendments to the Company’s tax returns for 2017, 2016, 2015, 2014, and 2013 and responding to certain taxing authority inquiries and tax consulting.
There were no other fees billed by the Company’s independent registered public accounting firm for 2017 and 2016.
The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to each specific engagement. The Audit Committee does not delegate pre-approval authority to any one or more of its members and in no case is pre-approval waived under the de minimus exception set forth in applicable SEC rules and regulations. In 2017, all audit and non-audit services provided by Crowe Horwath LLP were pre-approved by the Audit Committee.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission, is being mailed with this Proxy Statement to all shareholders of the Company. In addition, the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission, may be obtained without charge by written request to David P. Boyle, Executive Vice President and Chief Financial Officer, Orrstown Financial Services, Inc., 77 East King Street, Shippensburg, PA 17257. The Annual Report on Form 10-K also is available at www.orrstown.com.

2011 ORRSTOWN FINANCIAL SERVICES, INC.
STOCK INCENTIVE PLAN

(as amended and restated effective May __, 2018)

The purpose of the 2011 Orrstown Financial Services, Inc. Stock Incentive Plan (the “Plan”) is to provide (i) designated officers (including officers who are also directors) and other designated employees of Orrstown Financial Services, Inc., a Pennsylvania corporation (the “Company”), and its subsidiaries, and (ii) non-employee members of the board of directors of the Company and its subsidiaries, with additional incentive to further the success of the Company by (a) further aligning the interests of the participants with those of the Company’s shareholders; (b) enhancing the ability of the Company to attract, retain and motivate persons who may be expected to make important contributions to the Company; (c) promoting the alignment of pay with performance through the granting of stock based incentives; and (d) facilitating an ownership culture in which participants have the opportunity to participate in the value created by the Company.
Article 1.    Administration
1.1    The Committee. The Plan shall be administered and interpreted by a committee (the "Committee"), which shall consist of (i) either the board of directors of the Company (the “Board”) or (ii) two or more directors appointed by the Board, all of whom (unless the Board determines otherwise) shall be "non-employee directors" of the Board as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations. The Board, in its discretion, may appoint separate committees to administer the Plan with respect to a designated portion of participants (e.g., participants subject to Section 16 of the Exchange Act or Section 162(m) of the Code). If the Board does not appoint a committee to administer all or any portion of the Plan, then the Board shall be the Committee.
1.2    Determinations with respect to Grants. The Committee shall have the sole authority to (i) determine the individuals to whom Grants (as defined in Section 2.1) shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each such individual, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, (iv) accelerate the vesting of any Grants and reduce or waive any restrictions on the exercise or vesting of any Grants, and (v) deal with any other matters arising under the Plan. The Committee may, if it so desires, base any of the foregoing determinations upon the recommendations of management of the Company.
1.3    Action by the Committee. A majority of the Committee shall constitute a quorum thereof, and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be actions of the Committee.
1.4    Delegation. The Committee may appoint one of its members to be chairman and any person, whether or not a member of the Committee, to be its secretary or agent. Furthermore, the Committee may delegate any ministerial duties in connection with the Plan to one or more officers of the Company.
1.5    Interpretation of Plan. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, to waive requirements relating to formalities or other matters that do not modify the substance of rights of Grantees (as defined in Section 4.2) or constitute a material amendment of the Plan, to correct any defect or supply any omission of the Plan or any Grant Instrument (as defined in Section 2.2) and to reconcile any inconsistencies in the Plan or any Grant Instrument. The Committee's interpretations of the Plan and all determinations made or actions taken by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be exercised in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.
1.6    No Liability. No member of the Committee shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the good faith exercise of any authority or discretion granted in the Plan to the Committee, or for any act or omission of any other member of the Committee.
1.7    Costs. All costs incurred in connection with the administration and operation of the Plan shall be paid by the Company. Except for the express obligations of the Company under the Plan and under Grants (as defined in Section 2.1) in accordance with the provisions of the Plan, the Company shall have no liability with respect to any Grant, or to any Grantee or any transferee of shares of Company Stock (as defined in Section 3.1) from any Grantee, including, but not limited to, any tax liability, capital losses, or other costs or losses incurred by any Grantee, or any such transferee.

Article 2.    Grants
2.1    Type of Grants. Incentives under the Plan shall consist of grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, deferred stock units and performance shares (hereinafter collectively referred to as "Grants").
2.2    Grant Instruments. All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with the Plan as the Committee deems appropriate. Each Grant shall be evidenced by a written instrument (the “Grant Instrument”) specifying the number of shares of Company Stock to which it relates and containing such other terms and conditions as the Committee shall approve that are not inconsistent with the Plan. Grants under a particular section of the Plan need not be uniform as among the grantees. The Committee shall have the authority to waive any condition of an outstanding Grant or amend an outstanding Grant, provided that an amendment of an existing Grant may not be made without the consent of the Grantee if such amendment would have an adverse effect on the rights of the Grantee.
Article 3.    Shares Subject to the Plan
3.1    Number of Shares. Set forth below are the numbers of shares of Company Stock in each of the following categories as of the Amendment Date. The maximum number of shares of Company Stock available for issuance under the Plan after the Amendment Date shall be 881,920, subject to adjustment pursuant to Section 3.2 of the Plan.

Category	Amount
Shares granted and vested under the Plan
Shares subject to awards under the Plan, but not yet vested
Shares remaining available for awards under the Plan before this amendment
Maximum shares available for grant prior to this amendment	381,920
Increase in shares available for grant as a result of this amendment	500,000
Maximum shares under the Plan after this amendment	881,920
Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any one individual during any calendar year shall be 50,000. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Grants under the Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without Company Stock being delivered pursuant thereto, or if any shares of Restricted Stock (as defined in Section 7.1) are forfeited, the shares subject to such Grants, including forfeited shares, shall again be available for purposes of the Plan.
3.2    Anti-Dilution Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, recapitalization, stock split, or combination or exchange of shares, or a merger, reorganization or consolidation in which the Company is the surviving corporation, or a reclassification or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced due to the Company's payment of an extraordinary dividend or distribution, the kind of shares, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that may be subject to Grants to any one individual under the Plan in any calendar year, the number of shares covered by outstanding Grants, and the price per share or the applicable fair market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to or less than .500 down, in each case to the nearest whole number. For purposes of this Section 3.2, "shares of Company Stock" and "shares" include referenced shares with respect to SARs (as defined in Section 6.1) Deferred Stock Units (as defined in Section 7.2.1) and Performance Shares (as defined in Section 8.10). The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any incentive stock option to fail to comply with Section 422 of the Code.
Article 4.    Eligibility for Participation
4.1    Eligible Participants.
4.1.1    All employees of the Company and its present or future subsidiaries ("Employees"), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan.
4.1.2    Members of the board of directors of the Company or members of the board of directors of any subsidiary of the Company, who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors”) also shall be eligible to participate in the Plan and may receive Grants in the discretion of the Committee; provided, however, that only Employees shall be eligible to receive Incentive Stock Options (as defined in Section 5.1.1).
4.1.3    For purposes of the Plan the term “subsidiary” shall mean an entity controlled by the Company directly, or indirectly through one or more intermediaries.
4.2    Selection of Grantees. The Committee shall select the individuals to receive Grants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Any individuals who receive Grants under this Plan shall hereinafter be referred to as "Grantees".
Article 5.    Granting of Options
5.1    Type of Option and Price.
5.1.1    The Committee may grant options intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options") or options which are not intended to so qualify ("Nonqualified Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter collectively the "Stock Options"), all in accordance with the terms and conditions set forth herein.
5.1.2    The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value (determined in accordance with Section 5.1.3) of a share of such Stock on the date such Stock Option is granted.
5.1.3    For purposes of the Plan, if the Company Stock is traded in a public market, then the Fair Market Value per share shall be, if the principal trading market for the Company Stock is a national securities exchange or The NASDAQ Stock Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or, if the Company Stock is not principally traded on an exchange or market which reports last sale price data, then the average of the mean between the last reported "bid" and "ask" prices each day over the five trading days preceding the relevant date, as reported on NASDAQ or, if not so reported, as reported by the applicable customary reporting service or market (including the Over the Counter Bulletin Board or the Pink Sheets). If the Company Stock is not traded in a public market or subject to reported transactions or quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee; provided, however, that no determination of Fair Market Value with respect to an Incentive Stock Option shall be inconsistent with Section 422 of the Code or the regulations thereunder.
5.2    Option Term. The Committee shall determine the term of each Stock Option; provided, however, that the term of a Stock Option shall not exceed ten years from the date of grant.
5.3    Exercisability of Options. Stock Options shall become exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion. The Committee, in its sole discretion, may accelerate, in whole or in part, the exercisability of any or all outstanding Stock Options at any time for any reason. In addition, all outstanding Stock Options automatically shall become fully and immediately exercisable upon a Change of Control or Ownership (as defined in Section 11.1).
5.4    Vesting of Options and Restrictions on Shares.
5.4.1    The vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates, determined by the Committee, that shall be specified in the Grant Instrument.
5.4.2    Notwithstanding any other provision of the Plan, except as otherwise provided by the Committee in the Grant Instrument, all outstanding Stock Options shall become immediately exercisable upon the earliest to occur of the following, if at such time the Grantee is an Employee or a Non-Employee Director: (i) the Grantee's death or Disability (as defined in Section 5.6.4), or (ii) the occurrence of a Change of Control or Ownership.
5.5    Manner of Exercise.
5.5.1    A Grantee may exercise a Stock Option which has become exercisable, in whole or in part, by delivering a duly completed notice of exercise, in such form as is acceptable to the Committee, to the Secretary or other officer of the Company designated by the Committee, with accompanying payment of the option price in accordance with Section 5.7 below.
5.5.2    Unless otherwise provided by the Committee, such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer previously approved or designated by the Committee ("Designated Broker") in lieu of delivery to the Grantee. The Committee may suspend the ability of a Grantee to exercise a Stock Option through a Designated Broker at any time that the Committee, in its sole discretion, determines appropriate.
5.6    Termination of Employment or Service.
5.6.1    General. Except as provided below, a Stock Option may only be exercised while the Grantee is employed by the Company or a subsidiary of the Company or is serving as a Non-Employee Director of the Company or a subsidiary of the Company.
5.6.2    Nonqualified Stock Options. In the event of a Grantee’s termination of employment or service for any reason other than death, Disability or Retirement or following a Change of Control or Ownership, the Nonqualified Stock Options shall be exercisable only as to those shares that were immediately purchasable on the date of termination and only for a period of three (3) months following termination or for such other period as the Committee shall establish in its sole discretion. If the Grantee’s termination of employment or service is due to death, Disability or Retirement or following a Change of Control or Ownership, all Nonqualified Stock Options held by the Grantee shall vest and become immediately exercisable upon such event and shall be thereafter exercisable by the Grantee or the Grantee’s legal representative or beneficiaries, as applicable, for a period of two (2) years following the date of such event, provided that in no circumstance shall the period extend beyond the expiration of the Nonqualified Stock Option term set forth in the Grant Instrument.
5.6.3    Incentive Stock Options. In the event of a Grantee’s termination of employment for any reason other than death, Disability or Retirement or following a Change of Control or Ownership, the Grantee’s Incentive Stock Options shall be exercisable only as to those shares that were immediately purchasable by such Grantee at the date of termination and only for a period of three (3) months following termination. In the event of a termination of a Grantee’s employment due to death, Disability or Retirement or following a Change of Control or Ownership, all Incentive Stock Options held by such Grantee shall vest and become immediately exercisable and shall thereafter be exercisable by the Grantee or the Grantee’s legal representative or beneficiaries, as applicable, for a period of two (2) years following the date of such cessation of employment, provided, however, that any such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three (3) months following the date of Grantee’s Retirement or termination of employment following a Change of Control or Ownership; and provided further, that no Option shall be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than one (1) year following termination of employment due to Disability; and provided further, in order to obtain Incentive Stock Option treatment for Options exercised by heirs or devisees of a deceased Grantee, the Grantee’s death must have occurred while employed or within three (3) months of termination of employment. Notwithstanding anything herein to the contrary, in no event shall the period within which an Incentive Stock Option may be exercised extend beyond the expiration of the Option term set forth in the Grant Instrument.
5.6.4    Definitions. For purposes of the Plan: (i) the term "Company" shall include the Company's subsidiaries; (ii) the term "Disability" or "Disabled" shall mean any physical or mental impairment which qualifies an individual for disability benefits under the applicable long-term disability plan maintained by the Company, or, if no such plan applies, which would qualify such individual for disability benefits under the long-term disability plan maintained by the Company, if such individual were covered by that plan, or, if no such plan exists, as determined in good faith by the Committee; and (iii) “Retirement” or “Retired” shall mean a termination of employment which constitutes a “retirement”, whether normal or otherwise, under any applicable qualified retirement plan maintained by the Company, or, if no such plan is applicable, which would constitute “retirement”, as determined by the Committee, in its sole discretion, or, in the case of a Non-Employee Director, the Grantee ceases to be such after attaining the age of 65 or such other age as shall be established by the Committee.
5.7    Payment of Option Price. The Grantee shall pay the option price specified in the Grant Instrument in cash, including through the broker assisted cashless exercise procedure described in Section 5.5.2. With the approval of the Committee, the Grantee also may pay the option price specified in the Grant Instrument by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of a Stock Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the option price or through a combination of cash and shares of Company Stock owned by the Grantee. Unless permitted by the Committee, no tendered shares of Company Stock which were acquired by the Grantee pursuant to, or upon the previous exercise of, a Grant under the Plan, or an award under any other award plan of the Company or its subsidiaries, shall be accepted in payment unless the Grantee has held such shares (without restriction imposed by the applicable plan or award) for at least six months prior to delivery in payment. Subject to Article 15, the Grantee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any required withholding obligations are satisfied.

5.8    Limits on Incentive Stock Options.
5.8.1    Each Incentive Stock Option shall provide that, to the extent that the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option.
5.8.2    An Incentive Stock Option shall not be granted to any participant who is not an Employee of the Company or any "subsidiary" within the meaning of Section 424(f) of the Code.
5.8.3    An Incentive Stock Option shall not be granted to any Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any "parent" or "subsidiary" of the Company within the meaning of Section 424(e) and (f) of the Code, unless the option price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.
5.8.4    No Incentive Stock Option granted under this Plan is transferable expect by will or the laws of descent and distribution and is exercisable during the Grantee’s lifetime only by the Grantee.
5.9    Notice of Disposition; Withholding; Escrow. A Grantee of an Incentive Stock Option shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Company Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Grantee such amounts as may be necessary to satisfy any withholding requirements of Federal (including payroll taxes) or state law or regulation and, further, to collect from the Grantee any additional amounts which may be required for such purpose. The Committee may, in its sole discretion, require shares of Company Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 5.9.
5.10    No ISO Warranty. The Company makes no warranty that Stock Options granted under this Plan that are intended to qualify as Incentive Stock Options will, in fact, so qualify or that any qualification will not be lost in the future, including by acts or omissions of the Company or the Committee or by other cause. If a Stock Option granted hereunder for any reason fails for whatever reason to comply with the provisions of Section 422 of the Code, and such failure is not or cannot be cured, such Option shall be a Nonqualified Stock Option.
5.11    No Repricing; No Automatic Option Grants (Reloads). Without prior approval of the shareholders, the Company may not:
(a)    Cancel a previously granted Stock Option in exchange for cash or a replacement Grant with a lower (or no) exercise price;
(b)    Provide for any automatic grant of a new Stock Option upon a Grantee’s exercise of any Stock Option granted under the Plan; or
(c)    Amend a Stock Option to lower the exercise price, except for adjustments required or otherwise made under Section 3.2 or 10.2, or take any other action that could constitute a repricing.
Article 6.    Stock Appreciation Rights
6.1    General Requirements. The Committee may grant stock appreciation rights ("SARs") to any Grantee (i) independently or (ii) in tandem with, any Stock Option, for all or a portion of the applicable Stock Option. Tandem SARs may be granted, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such tandem rights may be granted only at the time of the Grant of such Stock Option. Unless the Committee determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related Stock Option, if any, or (iii) the Fair Market Value of a share of Company Stock as of the date of grant of such SAR.
6.2    Exercise.
6.2.1    No SAR shall be exercisable more than 10 years after the date of its grant.
6.2.2    A SAR not granted in tandem with a Stock Option will become exercisable at such time or times, and on such terms and conditions, as the Committee shall specify. Unless the Committee provides otherwise in the Grant Instrument, the provisions of Article 5 applicable to Nonqualified Stock Options including, without limitation, those related to exercise upon termination of employment or service, shall be applicable to non-tandem SARs; provided, however, that all such SARs shall become immediately exercisable upon the occurrence of a Change of Control or Ownership of the Company.
6.2.3    A SAR granted in tandem with a Stock Option will be exercisable only at such time or times, and to the extent, that the related Stock Option is exercisable and will be exercisable only in accordance with the exercise procedure for the related Stock Option. Upon the exercise of a Stock Option, the SARs relating to the Company Stock covered by the related Stock Option shall terminate. Upon the exercise of SARs, the related Stock Option shall terminate to the extent of an equal number of shares of Company Stock.
6.3    Value of SARs. Upon a Grantee's exercise of some or all of the Grantee's SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for a SAR is the difference between the base price of the SAR as described in Section 6.1 and the Fair Market Value of the underlying Company Stock on the date of exercise of such SAR.
6.4    Form of Payment. Upon exercise of an SAR, payment shall be made in the form of shares of Company Stock, valued at their Fair Market Value on the date of exercise, in cash, or in a combination thereof, as the Committee, in its sole discretion, shall determine. Payment by the Company of SARs shall be subject to withholding of applicable taxes in accordance with Article 14.
Article 7.    Restricted Stock and Deferred Stock Units
7.1    Restricted Stock. The Committee may issue or transfer shares of Company Stock to an eligible participant under a Grant ("Restricted Stock"), upon such terms, conditions and restrictions as the Committee deems appropriate. The following provisions are applicable to Grants of Restricted Stock:
7.1.1    Restricted Stock may be issued for cash consideration or for no cash consideration, at the sole discretion of the Committee. The Committee shall establish conditions under which restrictions, if any, on the transfer of shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."
7.1.2    If the Grantee ceases to be employed by the Company or, in the case of a Non-Employee Director, to serve or be engaged as such, during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Grant of Restricted Stock shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed and those shares of Restricted Stock must be immediately returned to the Company. The Committee may, however, in its sole discretion, provide for complete or partial exceptions to this requirement as it deems appropriate, including, without limitation, upon death, Disability or Retirement.
7.1.3    During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock to which such Restriction Period applies except to a Successor Grantee under Article 10. Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions. The Grantee shall be entitled to have the legend removed from the stock certificate or certificates covering any of the shares subject to restrictions when all restrictions on such Restricted Stock have lapsed.
7.1.4    During the Restriction Period, unless the Committee determines otherwise, (i) the Grantee shall have the right to vote shares of Restricted Stock, and (ii) dividend equivalent shares will accrue on the shares of Restricted Stock, as well as any dividend equivalent shares accrued pursuant to this Section 7.1.4, representing the right to receive additional shares of Company Stock, or payment in cash of the Fair Market Value thereof, credited as of the applicable dividend payment date, subject to any restrictions deemed appropriate by the Committee. Unless otherwise provided by the Committee, shares of Company Stock shall be issued or payment in cash of the Fair Market Value thereof shall be made in payment of dividend equivalent shares on the date when all of the restrictions shall have lapsed on the Restricted Stock as to which such dividend equivalent shares were accrued. The Grantee shall have the right, subject to any restrictions then existing as to the Restricted Stock, to receive the proceeds of the Restricted Stock in any stock split, reverse stock split, recapitalization or other change in the capital structure of the Company, which proceeds shall automatically and without need for any other action become Restricted Stock and be delivered as provided in Article 16.
7.1.5    Except as provided by Article 16, all restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of any conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock, that all the restrictions shall lapse without regard to any Restriction Period. All restrictions on all Restricted Stock shall automatically and immediately lapse upon a Change of Control or Ownership.

7.2    Deferred Stock Units.
7.2.1    The Committee may grant a participant the right to receive (i) one or more shares of Company Stock to be delivered in the future, or (ii) a cash payment equal to the Fair Market Value of one or more shares of Company Stock as of a date in the future (a “Deferred Stock Unit”), as the Committee may determine. Delivery of the Company Stock or payment of the applicable cash amount, as the case may be, will take place at such time or times, and on such terms and conditions, as the Committee may determine, as set forth in the Grant Instrument. The Committee may provide at the time of the grant of a Deferred Stock Unit that the stock to be delivered will be Restricted Stock pursuant to Section 7.1. The Committee may at any time accelerate the time at which delivery of all or any part of the Company Stock or payment of the applicable cash amount will take place; provided, however, that unless otherwise provided by the Committee at the time of grant, the time of delivery of the Company Stock or payment of the applicable cash amount will automatically accelerate to the date of a Change of Control or Ownership.
7.2.2    Grantees of Deferred Stock Units shall have no voting rights with respect to shares of Company Stock underlying the Deferred Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger and, until such time, may not sell, assign, transfer, pledge or otherwise dispose of Deferred Stock Units or the underlying shares of Company Stock.
7.2.3    Unless other provided by the Committee, shares of Company Stock underlying Deferred Stock Units, as well as any dividend equivalent shares accrued pursuant to this Section 7.2.3 shall, until paid or distributed to a Grantee, accrue dividend equivalent shares, which shall be credited as of the applicable dividend payment date. Unless otherwise provided by the Committee, shares of Company Stock shall be issued or payment in cash of the Fair Market Value thereof shall be made in payment and satisfaction of dividend equivalent shares on the date when the Deferred Stock Units as to which such dividend equivalent shares are accrued are paid or shares of Company Stock are distributed in satisfaction thereof.
7.3    Tax Withholdings. Delivery of Company Stock pursuant to this Article 7 shall be subject to withholding of applicable taxes in accordance with Article 15.
Article 8.    Performance Shares
8.1    Grant.    The Committee may grant Performance Shares to such participants as it may select in its sole discretion, on such terms and conditions as the Committee shall determine, in its discretion, as expressly set forth in, or as required by, this Plan and the Grant Instrument.
8.2    Performance Goals. The Committee shall set Performance Goals which, depending on the extent to which they are met during a Performance Period, will determine the number of Performance Shares that will be delivered to the Recipient at the end of the Performance Period. The Performance Goals shall be set at threshold, target and maximum performance levels, with the number of Performance Shares to be delivered tied to the degree of attainment of the various performance levels under the various Performance Goals during the Performance Period. No payment shall be made with respect to a Performance Share if the threshold performance level is not attained.
8.3    Beneficial Ownership. The Grantee of any Performance Shares shall not have any beneficial ownership in any Performance Shares subject to such Grant or any shares of Company Stock underlying such Performance Shares unless and until such shares are reflected as issued and outstanding on the Company’s stock ledger and, until such time, may not sell, assign, transfer, pledge or otherwise dispose of Performance Shares or any shares underlying Performance Shares.
8.4    Determination of Achievement of Performance Goals. The Committee shall, promptly after the date on which the necessary financial, individual or other information for a particular Performance Period becomes available, determine and certify the degree to which each of the Performance Goals have been attained.
8.5    Payment of Performance Shares. After the applicable Performance Period has ended, the Grantee of Performance Shares shall be entitled to payment based on the performance level attained with respect to the Performance Goals applicable to the Grant of Performance Shares. Unless deferred in accordance with Section 8.9, Performance Shares shall be settled as soon as practicable after the Committee determines and certifies the degree of attainment of Performance Goals for the Performance Period. The Committee shall have the discretion and authority to make adjustments to any Grant of Performance Shares in circumstances where, during the Performance Period: (a) a Grantee leaves the Company or any subsidiary and is subsequently rehired; (b) a Grantee transfers between positions with different Performance Goals; (c) a Grantee transfers to a position not eligible to participate in the Grant; (d) a Grantee becomes eligible, or ceases to be eligible, for another incentive offered by the Company or any subsidiary; (e) a Grantee is on a leave of absence; and (f) similar circumstances deemed appropriate by the Committee, consistent with the purpose and terms of this Plan, provided, however, that the Company shall not be authorized to increase the amount of any Grant of Performance Shares to a Covered Employee that would otherwise be payable if the amount was intended to be a Qualified Performance Based Award.

8.6    Payments to Recipients. Subject to the terms and conditions of the Grant Instrument, payment to a Grantee with respect to a Grant of Performance Shares may be made (a) in shares of Company Stock, (b) in cash in an amount equal to the Performance Shares’ Fair Market Value on the date the Performance Shares are settled, or (c) any combination of cash and shares of Company Stock, as the Committee shall determine at any time in its sole discretion.
8.7    Limitation of Rights. A Grantee of a Grant of Performance Shares is not entitled to any rights as a holder of shares of Company Stock underlying Performance Shares (e.g. voting rights and dividend rights), prior to the receipt of such shares pursuant to the Plan. No dividend equivalent shares will be accrued with respect to Performance Shares.
8.8    Withholding. The Company may withhold in accordance with Article 15 any amounts necessary to collect any withholding taxes upon any taxable event relating to Performance Shares.
8.9    Deferral of Delivery of Shares or Payout. At the time of a Grant of Performance Shares (or at such earlier or later time as the Committee determines to be appropriate in light of Code Section 409A) the Committee may permit the Grantee to elect to defer delivery of the shares of Company Stock underlying the Performance Shares, or payment of cash with respect to such Performance Shares, in accordance with such rules and procedures established by the Committee. Such rules and procedures shall take into account potential tax treatment under Code Section 409A.
8.10    Definitions. For purposes of the Plan, the following terms shall have the indicated meanings:
“Covered Employee” has the meaning set forth in Code Section 162(m)(3).
“Performance Goals” means the pre-established objective performance goals established by the Committee for each Performance Period. The Performance Goals may be based upon the performance of the Company, of any subsidiary, or a division or unit thereof, or of an individual Grantee, or groups of Grantees, using one or more of the Performance Measures selected by the Committee. Separate Performance Coals may be established by the Committee for the Company or a subsidiary, or division or unit thereof, or an individual or groups of individuals, and different Performance Measures may be given different weights. The Performance Goals shall include one or more threshold Performance Goals under which no portion of the Performance Shares shall become vested, be transferred, retained, or the value of which is to be paid as provided by this Plan and the Grant Instrument, if the threshold goals or goals are not achieved.
“Performance Measures” means one or more of the following criteria, on which Performance Goals may be based, each a “Performance Measure”: (a) return on equity, (b) return on assets, (c) revenues, (d) net income, (e) earnings per share, (f) net operating profit, (g) non-interest income growth, (h) economic profit, (i) loan growth, (j) deposit growth, (k) stockholder value added or economic value added, (l) stock price or total stockholder return, (m) return on investment, (n) non-interest income to total revenue ratio, (o) net interest margin, (p) net charge-off ratio, (q) reserve coverage of non-performing loans, (r) market share, (s) productivity ratios, (t) regulatory compliance, (u) satisfactory internal or external audits, (v) capital and expense management, (w) achievement of risk management objectives, (x) efficiency ratio, (y) the ratio of non-performing assets to total assets and (z) the ratio of non-performing loans to total loans. Performance Measures may be applied on a pre-tax or post-tax basis, and be based upon the performance of the Company, of any subsidiary, or a division or unit thereof, or of an individual Grantee or groups of Grantees. Performance Measures may be applied on an absolute basis or in relation to a peer comparison group or index. The Committee may, at time of grant, in the case of a Grant intended to be a Qualified Performance Based Award and in the case of other Grants, at any time, provide that the Performance Goals for such Grant may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual nonrecurring gain or loss.
“Performance Period” means that period established by the Committee during which the attainment of Performance Goals specified by the Company with respect to a Grant of Performance Shares is to be measured. A Performance Period may be a 12-month period or a longer or shorter period.
“Performance Share” means the right to receive a share of Company Stock or the Fair Market Value of a share of Company Stock, as the case may be, upon attainment of specified Performance Goals.
“Qualified Performance Based Award” means a Grant to a Covered Employee which is intended to provide “qualified performance-based compensation” within the meaning of Code Section 162(m). For any Performance Period for which a Grant is intended to be a Qualified Performance Based Award, Performance Goals shall be established by the Committee no later than 90 days after the beginning of the Performance Period to which the Performance Goals pertain and while the attainment of the Performance Goals is substantially uncertain, and in any event no later than the date 25% of the Performance Period has elapsed.

Article 9.    Minimum Vesting for Full-Value Awards
9.1    Minimum Vesting Requirements. Except in the case of substitute awards or awards granted as an inducement to join the Company as a new employee to replace forfeited awards from a former employer, any “full-value” award (generally defined as an award, other than an Option or SAR, that is valued on the basis of Company Stock) granted under the Plan to an Employee will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregoing cash compensation. Notwithstanding the foregoing, the Compensation Committee may permit acceleration of vesting of such awards in the event of the Grantee’s death, Disability or Retirement, or upon a Change of Control or Ownership.
Article 10.    Transferability of Grants
10.1    Limitation. During a Grantee’s lifetime, only the Grantee may exercise rights under a Grant and Grants may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, in its sole discretion.
10.2    Successor Grantee. When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. A successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.
Article 11.    Change of Control or Ownership of the Company
11.1    Change of Control or Ownership. As used herein, a "Change of Control or Ownership" shall be deemed to have occurred if:
(a)    any one person, or more than one person acting as a group (as determined in 26 CFR 1.409A-3(i)(5)(v)(B)), acquires ownership of Company Stock that, taken together with stock held by such person or group, constitutes more than 50% of the total voting power or total Fair Market Value of Company Stock then outstanding;
(b)    (i) any one person, or more than one person acting as a group (as determined under 26 CFR 1.409A-3(i)(5)(v)(B)), acquires (or has acquired during the twelve-month period ending on the most recent acquisition by such person or group) ownership of Company Stock possessing 30% or more of the total voting power of Company Stock or (ii) a majority of the Company’s Board of Directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board of Directors prior to the date of election; or
(c)    any one person, or more than one person acting as a group (as determined under 26 CFR 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
The existence of any of the foregoing events shall be determined based on objective standards and in complete accordance with the requirements of Code Section 409A and 26 CFR 1.409A-3(i)(5) so that any accelerated distribution resulting from a Change in Control or Ownership does not result in a violation of Code Section 409A.
11.2    Business Combination Transaction. Any agreement to which the Company or any of its subsidiaries is a party which provides for any merger, consolidation, share exchange, or similar transaction of the Company with or into another corporation or other association whereby the Company is not to be the surviving or parent corporation shall provide, without limitation, for the assumption of any outstanding Grants by the surviving corporation or association or its parent and all outstanding Grants shall be subject to such agreement. In any case where Grants are assumed by another corporation, appropriate equitable adjustments as to the number and kind of shares or other securities and the purchase or exercise price(s) shall be made.
Article 12.    Amendment and Termination of the Plan
12.1    Amendment. The Board may amend, suspend or terminate the Plan at any time, in its discretion, subject to any required shareholder approval or any shareholder approval which the Board deems advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any stock listing requirement.
12.2    Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of the Amendment Date unless terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

12.3    Termination and Amendment of Outstanding Grants. A termination, suspension or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 16.2 hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 18.2 hereof or may be amended by agreement of the Company and the Grantee consistent with the Plan.
12.4    Plan Provisions Binding. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns. In the event of any conflict between the Plan and any Grant Instrument, the Plan shall control.
Article 13.    Funding of the Plan
13.1    Unfunded Plan. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.
Article 14.    Rights of Participants
14.1    No Right to Grant. Nothing in this Plan shall entitle any Grantee or other person to any claim or right to receive a Grant under the Plan.
14.2    No Right to Employment or Retention. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any subsidiary of the Company or any other employment or retention rights.
14.3    No Restriction on Company. Nothing contained in the Plan shall be construed to (i) limit the right of the Company to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company or any subsidiary of the Company, or for other proper corporate purpose, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan.
Article 15.    Withholding of Taxes
15.1    Right to Withhold. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of Grants paid in Company Stock, the Grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Grants or the Company shall have the right to deduct from other wages paid to the employee by the Company the amount of any withholding due with respect to such Grants. The Company also may withhold or collect amounts with respect to a disqualifying disposition of shares of Company Stock acquired pursuant to exercise of an Incentive Stock Option.
15.2    Withholding Rules and Procedures. The Committee is authorized to adopt rules, regulations or procedures related to tax withholding, including provision for the satisfaction of a tax withholding obligation, by the retention of shares of Stock to which the Grantee would otherwise be entitled pursuant to a Grant or by the Grantee’s delivery of previously owned shares of Company Stock or other property.
Article 16.    Requirements for Issuance of Shares
16.1    Compliance with Law. The obligations of the Company to offer, sell, issue, deliver or transfer Company Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of any registration statement under applicable securities laws if deemed necessary or appropriate by the Company. The Company’s obligation to offer, sell, issue, deliver or transfer its shares under the Plan is further subject to the approval of any governmental authority required in connection therewith and is further subject to the Company receiving, should it determine to do so, the advice of its counsel that all applicable laws and regulations have been complied with. Certificates for shares of Company Stock issued hereunder may be legended as the Committee shall deem appropriate.
16.2    Restrictions on Grants. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended to reflect any such restrictions.

16.3    Share Certificates. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.
16.4    No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
Article 17.    Forfeiture
17.1    Misconduct. Notwithstanding anything to the contrary in the Plan, if the Committee finds, after consideration of the facts presented on behalf of the Company and the involved Grantee, that the Grantee has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of the Grantee’s employment by or service with the Company or any subsidiary, or that the Grantee has disclosed trade secrets of the Company or its affiliates, or that the Grantee has intentionally failed to perform the individual’s stated duties, and that such actions have damaged the Company or any subsidiary in any significant manner, in the discretion of the Committee, then the Grantee shall forfeit all rights under and to all unexercised Grants, and under and to all Grants to the Grantee with respect to which the Company has not yet delivered payment or certificates for shares of Stock (as the case may be), all of which Grants and rights shall be automatically canceled.
17.2    Finality of Committee Decision. The decision of the Committee as to the cause of the Grantee’s discharge from employment with the Company and any subsidiary shall be final for purposes of the Plan, but shall not affect the finality of the Grantee’s discharge by the Company of subsidiary for any other purposes. The preceding provisions of this Section 17 shall not apply to any Incentive Stock Option to the extent such application would result in disqualification of the stock option as an incentive stock option under Sections 421 and 422 of the Code.
Article 18.    Miscellaneous
18.1    Substitute Grants. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.
18.2    Section 16 Limitations. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee, as it deems advisable, may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.
18.3    Ownership of Stock. A Grantee or successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or successor Grantee on the stock transfer records of the Company.
18.4    Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.
18.5    Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.
18.6    Code Section 409A. Grants are intended to be exempt from the definition of “nonqualified deferred compensation” within the meaning of Code Section 409A, and this Plan and Grants made hereunder shall be interpreted accordingly; provided that to the extent any Grant or payment under this Plan or under any Grant constitutes “nonqualified deferred compensation,” then this Plan and the Grant are intended to comply with Code Section 409A and shall be interpreted accordingly.
Article 19.    Effective Date of the Plan
19.1    The Plan was originally effective on May 3, 2011. The “Amendment Date” shall mean May __, 2018, the date of this amendment and restatement.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

ORRSTOWN FINANCIAL SERVICES, INC.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on April 30, 2018.

INTERNET/MOBILE — www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

Please mark your votes like this **X**

Nominee	FOR	WITHHOLD AUTHORITY
(1) Anthony F. Ceddia	☐	☐
(2) Thomas D. Longenecker	☐	☐
(3) Andrea Pugh	☐	☐
(4) Floyd E. Stoner	☐	☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2018**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held May 1, 2018

The Proxy Statement, Annual Report on Form 10-K and our 2017 Annual Report to Shareholders are available at http://www.cstproxy.com/orrstown/2018

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ORRSTOWN FINANCIAL SERVICES, INC.

The undersigned hereby appoints Barbara E. Brobst and Philip E. Fague, or either of them, each with full power of substitution as attorneys and proxies of the undersigned, to vote all shares of Orrstown Financial Services, Inc. (the "Company") Common Stock of the undersigned at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 1, 2018, at 9:00 A.M. at the H. Ric Luhrs Performing Arts Center, 1871 Old Main Drive, Shippensburg, Pennsylvania, and at any adjournment of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED "FOR" THE NOMINEES IN PROPOSAL 1 AND "FOR" THE OTHER PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(Continued, and to be marked, dated and signed, on the other side)